SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement          |_|  Soliciting Material Under Rule
|_|  Confidential, For Use of the              14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
|X|  Definitive Proxy Statement
|_|  Definitive Additional Materials

                             C&D Technologies, Inc
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
5)   Total fee paid:

________________________________________________________________________________
|_|  Fee paid previously with preliminary materials:

________________________________________________________________________________
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:

________________________________________________________________________________
     2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
     3)   Filing Party:

________________________________________________________________________________
     4)   Date Filed:

________________________________________________________________________________

C & D TECHNOLOGIES, INC.
      --------------------------------------------------------------------------
      Power Solutions

                Letter to Our Stockholders..................................iii

                Annual Meeting Notice.........................................v

                Proxy Statement...............................................1

                Proposals Submitted for Stockholder Vote......................5

                Proposal No. 1 - Election of Directors........................5

                Proposal No. 2 - A proposal to approve the Company's 2007
                Stock Incentive Plan..........................................7

                Proposal No. 3 - A proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for C&D for the fiscal year ending
                January 31, 2007.............................................13

                Other Business...............................................14

                Principal Stockholders.......................................15
Proxy
Statement       Beneficial Ownership of Management...........................17
2006
                Current Executive Officers...................................20

                Board of Directors and Corporate Governance..................20

                Report of the Audit Committee................................24

Invitation to   Compensation Committee Report................................27
Annual Meeting
Of Stockholders Executive Compensation.......................................31

                Stock Price Performance Graph................................44

                Compliance with Section 16(a)................................45

                Annual Report................................................45

                2007 Stock Incentive Plan...............................Annex A

                 C&D Technologies, Inc., 1400 Union Meeting Road
                    Blue Bell, PA 19422-0858, (215) 619-2700

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                                       ii

                                                     May 3, 2006

Dear Stockholder:

      We cordially invite you to attend the Annual Meeting of Stockholders of C&D Technologies, Inc. to be held on Thursday, June 1, 2006, at 9:00 a.m., at Normandy Farm, Route 202 & Morris Road, Blue Bell, Pennsylvania. Your Board of Directors and management look forward to personally greeting you there. Directions to Normandy Farm are on the next page.

      Whether or not you plan to attend, your shares will be represented and voted at the Annual Meeting if you promptly complete, sign, date and return the enclosed proxy card in the envelope provided.

      We thank you for your cooperation and continued support.

                                   Sincerely,

                                   /s/ William Harral, III
                                   ------------------------
                                   WILLIAM HARRAL, III
                                   Chairman of the Board

                           DIRECTIONS TO NORMANDY FARM

From the New Jersey Turnpike & East

      1. Follow the New Jersey Turnpike to the Pennsylvania Turnpike (Exit 6 on NJ Turnpike.)

      2.    Take the Pennsylvania Turnpike to the Norristown Exit (Exit 333).

      3. From the Norristown Exit, follow road signs to Plymouth Road - follow around to the light and make a left at the stop sign. Go to the light (Germantown Pike West) and make a right.

      4. Stay on Germantown Pike West for two and one-half (2 1/2) miles. (Plymouth Meeting Mall to right).

      5.    You will come to Route 202. Turn right onto Route 202 heading North.

      6. Stay on Route 202 North. Continue through the intersections at Route 73 (Skippack Pike) and the intersection at Blue Bell Country Club & Montgomery County Community College (Tournament Drive).

      7. After the intersection at Tournament Drive, you will reach the intersection of Route 202 and Morris Road. You will see Normandy Farm in front of you to the left.

      8.    Turn left at this intersection onto Morris Road.

      9.    Make first right (100 feet) into Normandy Farm.

From the Philadelphia Airport & South

      1.    Upon leaving the airport, follow signs to 95 South.

      2.    Take 95 South and follow signs for Route 476 North

      3. Take Route 476 North to the Germantown Pike West exit (this will be on the right before the toll booths at the Pennsylvania Turnpike).

      4.    Follow the directions below, starting at the arrows (>>>)

Route 76 to Route 476 North

      1. Take Route 476 North to the Germantown Pike West Exit (this will be to the right before the toll booths.)

      2.    (>>>) Follow the exit ramp to Germantown Pike West.

      3. Stay on Germantown Pike West for two and one-half (2 1/2) miles. (Plymouth Meeting Mall to right).

      4.    You will come to Route 202. Turn right onto Route 202 heading North.

      5. Stay on Route 202 North. Continue through the intersections at Route 73 (Skippack Pike) and the intersection at Blue Bell Country Club & Montgomery County Community College (Tournament Drive).

      6. After the intersection at Tournament Drive, you will reach the intersection of Route 202 and Morris Road. You will see Normandy Farm in front of you to the left.

      7.    Turn left at this intersection onto Morris Road.

      8.    Make first right (100 feet) into Normandy Farm.

Route 309 to Route 202 South & North

      1.    Follow Route 309 to Route 202 South.

      2. Follow Route 202 South to Morris Road (approximately 10 minutes from this point).

      3. You will see Normandy Farm on right. Turn right at light onto Morris Road.

      4.    Make first right (100 feet) into Normandy Farm.

                  ---------------------------------------------

                             C&D TECHNOLOGIES, INC.
                             1400 Union Meeting Road
                          Blue Bell, Pennsylvania 19422

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  JUNE 1, 2006

                  ---------------------------------------------

      The Annual Meeting of Stockholders of C&D Technologies, Inc. ("C&D") will be held at Normandy Farm, Route 202 & Morris Road, Blue Bell, Pennsylvania, on Thursday, June 1, 2006, at 9:00 a.m., for the following purposes:

      1.    To elect directors of C&D for the ensuing year.

      2.    To approve the Company's 2007 Stock Incentive Plan.

      3. To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for C&D for the fiscal year ending January 31, 2007.

      4. To transact such other business as may properly come before the meeting and any adjournment of the meeting.

      Stockholders of record at the close of business on April 20, 2006 will be entitled to notice of and to vote at the meeting.

      If you are unable to attend the meeting, please sign and date the enclosed proxy, which is being solicited by the Board of Directors, and return it promptly in the enclosed envelope.


                                         BY ORDER OF THE BOARD
                                         OF DIRECTORS

                                         /s/ James D. Dee
                                         ---------------------
                                         JAMES D. DEE
                                         Secretary

May 3, 2006

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                                       vi

                             C&D TECHNOLOGIES, INC.

                             1400 Union Meeting Road
                          Blue Bell, Pennsylvania 19422

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                  JUNE 1, 2006

      Your proxy is solicited by and on behalf of the Board of Directors of C&D Technologies, Inc. ("C&D", "the Company", "we" or "our") to be used at the Annual Meeting of Stockholders to be held at Normandy Farm, Route 202 & Morris Road, Blue Bell, Pennsylvania, on Thursday, June 1, 2006 at 9:00 a.m., and at any adjournment of the meeting. The following questions and answers provide important information about the Annual Meeting and this Proxy Statement.

What am I voting on?

            o     Election of directors

            o     Approval of the Company's 2007 Stock Incentive Plan

            o Ratification of the appointment of PricewaterhouseCoopers LLP as C&D's independent registered public accounting firm for the fiscal year ending January 31, 2007

Who is entitled to vote?

      Stockholders as of the close of business on April 20, 2006 (the "Record Date") are entitled to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of Common Stock held on the Record Date.

How do I vote?

      You should sign and date each proxy you receive and return it in the enclosed, self-addressed envelope. If you return your signed proxy but do not indicate your voting preferences, we will vote on your behalf FOR the election of the nine directors, FOR the approval of the Company's 2007 Stock Incentive Plan and FOR the ratification of the appointment of the independent registered public accounting firm. You may also vote in person at the meeting.

How are proxies solicited?

      C&D will bear the cost of the solicitation of proxies. We will make solicitations initially by first class mail; however, officers and regular employees of C&D may solicit proxies personally or by telephone or the Internet. We will not compensate those persons specifically for these services. C&D will reimburse brokers, banks, custodians, nominees and fiduciaries holding shares of Common Stock in their names or in the names of their nominees for their reasonable charges and expenses in forwarding proxies and proxy material to the beneficial owners of these shares. C&D may employ an outside firm to assist in the solicitation of proxies, and the cost, if any, for such services will be paid by C&D.

      We are mailing this Proxy Statement to stockholders on or about May 3, 2006.

How should I sign the proxy?

      You should sign your name exactly as it appears on the proxy. If you are signing in a representative capacity (for example, as attorney, executor, administrator, guardian, trustee, or the officer or agent of a company), you should indicate your name and title or capacity. If you hold the stock in custody for a minor (for example, under the Uniform Transfers to Minors Act), you should sign your own name as custodian, not the name of the minor. If you hold the stock in joint ownership with another person or persons, one owner may sign on behalf of all the owners.

May I revoke my proxy?

      You have the right to revoke  your proxy at any time before the meeting by
(1) delivering a written revocation to the Secretary of C&D or (2) returning a later-dated proxy. You may also revoke your proxy by voting in person at the meeting.

What does it mean if I receive more than one proxy card?

      If you hold shares registered in more than one account, you will receive a proxy card for each account. You should sign and return all proxies so that all your shares will be voted.

Who will count the votes?

      A representative of The Bank of New York Shareholder Services, C&D's transfer agent, will tabulate the votes and act as the independent inspector for the election.

What constitutes a quorum?

      We are required to have a quorum to hold the Annual Meeting. A quorum is a majority of the outstanding shares, present or represented by proxy. As of April 20, 2006, the Record Date, 25,534,726 shares of Common Stock was issued and outstanding. Abstentions and broker non-votes (which we define below) are counted as if stockholders were present for purposes of determining whether a quorum is present at the meeting.

How many votes are needed for the approval of each item?

      There are differing requirements for the approval of the proposals. Voting in the election of directors is not cumulative; directors will be elected by a plurality of the votes cast at the Annual Meeting, which means that the nine nominees with the most votes will be elected directors. We will count only votes cast for a nominee. Accordingly, abstentions and broker non-votes are not counted for purposes of voting in the election of directors. Your proxy will be voted FOR the nine nominees described in this Proxy Statement unless you instruct us to the contrary in your proxy. The proposal to approve the Company's 2007 Stock Incentive Plan and the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm must be approved by a majority vote of the holders of the outstanding shares of C&D common stock present at the annual meeting in person or represented by proxy and entitled to vote at the annual meeting. Accordingly, abstentions and broker non-votes will count as votes against these proposals.

What is a "broker non-vote"?

      A "broker non-vote" occurs when a stockbroker submits a proxy that does not indicate a vote for a proposal because the stockbroker has not received instructions from the beneficial owners on how to vote on the proposal and does not have the authority to vote without instructions.

What percentage of C&D Common Stock do directors and executive officers own?

      Together, our current directors and executive officers owned approximately 3.0% of our Common Stock on February 28, 2006. We have provided you with details under the heading "Beneficial Ownership of Management".

Who are the largest stockholders?

      As of February 28, 2006, FMR Corporation owned 3,802,610 shares (or 14.9%), T. Rowe Price Associates, Inc. owned 2,317,500 shares (or 9.1%), Dimensional Fund Advisors owned 2,120,504 shares (or 8.3%), State of Wisconsin Investment Board owned 1,784,400 shares (or 7.0%), Barclays Global Investors NA. owned 1,769,353 shares (or 6.9%), Dalton Greiner Hartman Maher & Co owned 1,741,800 shares (or 6.8%) and CNH Partners, LLC owned 1,534,829 shares (or
6.0%). We have provided you with details under the heading "Principal Stockholders".

What is the deadline for submitting stockholder proposals at our 2007 annual meeting?

      Any stockholder who, in accordance with and subject to the provisions of Rule 14a-8 of the proxy rules of the Securities and Exchange Commission ("SEC"), wishes to submit a proposal for inclusion in C&D's proxy statement for its 2007 annual meeting of stockholders must deliver such proposal in writing to C&D's Secretary at C&D's principal executive offices at the address at the front of this proxy statement no later than January 3, 2007.

      Pursuant to Article II, Section 11 of C&D's By-laws, if a stockholder wishes to present at C&D's 2007 annual meeting of stockholders (i) a proposal relating to nominations for and election of directors or (ii) a proposal relating to a matter other than nominations for and election of directors, otherwise than pursuant to Rule 14a-8 of the proxy rules of the SEC, the stockholder must comply with the provisions relating to stockholder proposals set forth in C&D's By-laws, which are summarized below. Written notice of any such proposal containing the information required under C&D's By-laws, as described herein, must be delivered in person, by first class United States mail, postage prepaid or by reputable overnight delivery service to C&D's Secretary at C&D's principal executive offices at the address at the front of this proxy statement during the period commencing on January 3, 2007 and ending on February 2, 2007.

      A written proposal of nomination for a director must set forth (a) the name and address of the stockholder who intends to make the nomination (the "Nominating Stockholder"), (b) the name, age, business address and, if known, residence address of each person so proposed, (c) the principal occupation or employment of each person so proposed for the past five years, (d) the number of shares of capital stock of C&D beneficially owned within the meaning of SEC Rule 13d-3 by each person so proposed and the earliest date of acquisition of any such capital stock, (e) a description of any arrangement or understanding between each person so proposed and the Nominating Stockholder with respect to such person's proposal for nomination and election as a director and actions to be proposed or taken by such person as a director, (f) the written consent of each person so proposed to serve as a director if nominated and elected as a director and (g) such other information regarding each such person as would be required under the proxy solicitation rules of the SEC if proxies were to be solicited for the election as a director of each person so proposed. The candidates nominated by stockholders for election as a member of C&D's Board of Directors who will be eligible to be considered or acted upon for election at the 2007 annual meeting will be those nominated in accordance with the By-law provisions summarized in this section, and any stockholder nominee not nominated in accordance with such provisions will not be considered or acted upon for election as a director at such meeting of stockholders.

      A stockholder proposal relating to a matter other than a nomination for election as a director must set forth information regarding the matter equivalent to the information that would be required under the proxy solicitation rules of the SEC if proxies were solicited for stockholder consideration of the matter at a meeting of stockholders. Only stockholder proposals submitted in writing in accordance with the By-law provisions summarized above will be eligible for presentation at the 2007 annual meeting of stockholders, and any matter not submitted to C&D's Board of Directors in accordance with such provisions will not be considered or acted upon at such meeting.

                    PROPOSALS SUBMITTED FOR STOCKHOLDER VOTE

                     PROPOSAL No. 1 - ELECTION OF DIRECTORS

      At the Annual Meeting, you will be electing nine directors, which constitutes the entire Board of Directors. Each nominee for director has consented to being named as a nominee in this Proxy Statement and to serve if elected. However, if any nominee should become unable to serve as a director for any reason, the named proxies will vote for a substitute nominee designated by the Board of Directors or, if none is so designated, will vote according to their judgment.

      Directors are elected annually to serve until the next annual meeting of stockholders or until their successors have been elected or until the annual meeting following the year in which he/she reaches age 70 ("Retirement Age"), pursuant to the provisions of the charter of the Nominating/Corporate Governance Committee. The Board of Directors has determined that it is in the best interests of the Company that Mr. Shober be recommended for re-election by the stockholders, at the Annual Meeting, to serve as a member of the Board for an additional term notwithstanding his having reached normal retirement age.

      Recommendation. The Board of Directors recommends a vote FOR the nine nominees for election as directors at the Annual Meeting.

      The names of the nine nominees for director and certain information regarding them are as follows:

Name of Nominees for Director                                                Age
-----------------------------                                                ---

William Harral, III (1)(2)..............................................     66
Pamela Lewis Davies (1).................................................     49
Kevin P. Dowd (1)(2)....................................................     57
Jeffrey A. Graves ......................................................     45
Robert I. Harries (1)...................................................     62
George MacKenzie (2)....................................................     57
John A. H. Shober (2)(3)................................................     72
Stanley W. Silverman (3)................................................     58
Ellen C. Wolf (3).......................................................     52

--------------------------------------

(1)   Member of the Compensation Committee.

(2)   Member of the Nominating/Corporate Governance Committee.

(3)   Member of the Audit Committee.

      William Harral, III has been a director of C&D since July 1996 and Chairman of the Board since April 1999. He is President of the Barra Foundation, a private Foundation located in Wyndmoor, Pennsylvania. He was formerly acting Dean of LeBow College of Business, Drexel University in Philadelphia, Pennsylvania. From June 1997 to December 1999, Mr. Harral served as Senior Counselor for The Tierney Group, a strategic communications company. From 1994 to March 1997, he was President and Chief Executive Officer of Bell Atlantic - Pennsylvania, Inc. (formerly Bell of Pennsylvania). Mr. Harral is also a director of The Bryn Mawr Trust Company and Salix Pharmaceuticals, Ltd.

      Pamela Lewis Davies has been a director of C&D since June 1998. Dr. Davies has been the President of Queens University of Charlotte located in Charlotte, North Carolina since July 2002. Prior to her appointment as President, Dr. Davies served as the Chief Operating Officer of that institution from March 2002 to July 2002. From June 2000 to March 2002, Dr. Davies was the Dean of the McColl Graduate School of Business at Queens University of Charlotte. From June 1997 to June 2000, she served as Professor of Management and Dean of LeBow College of Business at Drexel University in Philadelphia, Pennsylvania. Her professional specialization is in the field of strategic planning, with a particular emphasis on competitive and marketing strategy. Dr. Davies is also a director of Charming Shoppes, Inc. and Sonoco Products Company.

      Kevin P. Dowd has been a director of C&D since January 1997. Mr. Dowd has been Chairman and Chief Executive Officer of Sonitrol, Inc., a leading commercial security provider in North America, since March 2004. From August 1988 to March 2001, he was employed by Checkpoint Systems, Inc., where he last held the position of President and Chief Executive Officer and served as a member of the Board of Directors. Mr. Dowd is also a director of Sonitrol Holding LLC and MAB Paints, Inc.

      Jeffrey A. Graves has been a director of C&D and its President and Chief Executive Officer since July 2005. From July 2001 to January 2005, Dr. Graves was employed at Kemet Electronics Corporation, a manufacturer of high performance capacitor solutions, including surface-mount capacitor technologies, where he last held the position of Chief Executive Officer. From 1994 to 2001, Dr. Graves held a number of key leadership positions with General Electric Company's Power Systems Division and Corporate Research & Development Center. Prior to working for GE, Dr. Graves held various positions of increasing responsibility at Rockwell International Corporation and Howmet Corporation. Dr. Graves is also a director of Technitrol, Inc.

      Robert I. Harries has been a director of C&D since May 2002. He currently serves as a counselor to business leaders. From January 2001 to September 2003, he was Senior Vice President of FMC Corporation, a diversified chemical company, and General Manager of its Industrial Chemicals Group and Shared Services. Mr. Harries had served with FMC in various capacities since 1977. Mr. Harries is also a director of the Metropolitan Career Center.

      George MacKenzie has been a director of C&D since April 1999. Mr. MacKenzie has been serving as interim Chief Executive Officer of American Water, an RWE Company and a diversified provider of water services in North America, since January 2006. From March 2005 to July 2005, he served as interim President and Chief Executive Officer of C&D. From September 2001 to June 2002, he was Executive Vice President and Chief Financial Officer of Glatfelter, a global supplier of printing papers, specialty papers and engineered products. From May 1979 to June 2001, Mr. MacKenzie was employed by Hercules, Inc., where he served in a number of financial and senior management positions and last served as Chief Financial Officer and Vice Chairman of its Board of Directors. Mr. MacKenzie is also a director of Central Vermont Public Service Corporation, Safeguard Scientifics, Inc., traffic.com and American Water, and is a member of both the American and the Pennsylvania Institutes of Certified Public Accountants.

      John A. H. Shober has been a director of C&D since July 1996. From 1989 to 2001, he was a director of Penn Virginia Corporation, a natural resources company, and served as Vice Chairman of its Board of Directors from 1992 to 1996, and President and Chief Executive Officer from 1989 to 1992. Mr. Shober is a director of First Reserve Corporation, MIBRAG mbH and several other organizations, including The Eisenhower Fellowships and Morris Arboretum of the University of Pennsylvania. He is also a member of the Advisory Board of Ensign-Bickford Industries, Inc. and serves as Chairman of the Wissahickon Valley Watershed Association.

      Stanley W. Silverman has been a director of C&D since February 2003. From January 2000 to February 2005, he served as President and Chief Executive Officer and was a member of the Board of Directors of PQ Corporation, a global chemical and engineered glass materials company. He was appointed Executive Vice President and Chief Operating Officer of PQ Corporation in 1991. Mr. Silverman is a former Chairman of the Board of the Soap and Detergent Association, where he had also served as Chairman of the Compensation and Finance Committees. He is a former Board member of the American Chemistry Council.

      Ellen C. Wolf has been a director of C&D since September 2004. On March 1, 2006, Ms. Wolf was named Senior Vice President and Chief Financial Officer of American Water, an RWE Company and a diversified provider of water services in North America. From December 2003 to February 2006, Ms. Wolf was Senior Vice President and Chief Financial Officer of USEC, Inc., a supplier of enriched uranium fuel for commercial nuclear power plants. She previously served as Vice President and Chief Financial Officer of American Water, and of its predecessor, American Water Works, Inc. Ms. Wolf is also a director of American Water and is a member of both the American and the Pennsylvania Institutes of Certified Public Accountants.

              PROPOSAL No. 2- APPROVAL OF 2007 STOCK INCENTIVE PLAN

      As of April 7, 2006, the Board of Directors of the Company adopted, approved and established the C&D Technologies, Inc. 2007 Stock Incentive Plan (the "2007 Stock Incentive Plan"), the full text of which is set forth as Annex A and is made a part hereof. The Company is required to seek stockholder approval of the 2007 Stock Incentive Plan. The following description of the 2007 Stock Incentive Plan is qualified in its entirety by reference to the applicable provisions of the plan document.

Purpose

      The 2007 Stock Incentive Plan allows the Company to grant equity-based compensation to all officers, directors, employees and consultants of the Company or an affiliate (the "Eligible Persons") for the purpose of giving them a proprietary interest in the Company and providing the Company with a means to attract, reward, motivate and retain exceptional talent that is essential to the Company's commitment to drive stockholder value. In the event that the 2007 Stock Incentive Plan is not adopted the Company may have considerable difficulty in attracting and retaining the most qualified employees, officers, directors and consultants. The Board of Directors has reserved One Million Five Hundred Thousand (1,500,000) shares of the Company's Common Stock ("Common Stock") for issuance pursuant to awards that may be made under the 2007 Stock Incentive Plan, subject to adjustment as provided therein. Up to 100% of the shares reserved under the 2007 Stock Incentive Plan can be issued pursuant to incentive stock options, in the form of any other Stock Incentive (as defined below), or in a combination thereof. In the event all or a portion of a Stock Incentive is forfeited, cancelled, expired, or terminated before becoming vested, paid, exercised, converted, or otherwise settled in full, or if shares of stock are used in settlement of a withholding obligation with respect to any Stock Incentive, that number of shares shall be again available under the 2007 Stock Incentive Plan and shall not count against the maximum number of reserved shares.

Classes of Eligible Persons

      The aggregate benefits and or amounts that will be received in the future by officer, directors, employees and consultants of the Company or any other persons pursuant to the 2007 Stock Incentive Plan are not presently determinable. As of the date of this Proxy Statement, the sizes of the respective classes of Eligible Persons under the 2007 Stock Incentive Plan are approximately as follows:

                ----------------------------------------------------
                Class                       Estimated Number of
                -----                       -------------------
                                            Individuals
                                            -----------
                ----------------------------------------------------
                Officers                              10
                ----------------------------------------------------
                Directors                              9
                ----------------------------------------------------
                Employees                            3,065
                ----------------------------------------------------
                Consultants                            2
                ----------------------------------------------------

Administration

      The 2007 Stock Incentive Plan, when approved, will be administered by the Compensation Committee of the Board of Directors, which may consist of two or more "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986 as amended (the "Code"). All questions of interpretation of the 2007 Stock Incentive Plan are to be determined by the Compensation Committee and its decisions are final and binding upon all participants. Awards under the 2007 Stock Incentive Plan will be determined by the Compensation Committee.

Awards

      The 2007 Stock Incentive Plan permits the Compensation Committee to make awards of shares of Common Stock and awards of derivative securities related to the value of Common Stock. The closing market price of Common Stock as of April 24, 2006 was $8.26. These discretionary awards may be made on an individual basis, or pursuant to a program approved by the Compensation Committee for the benefit of a group of Eligible Persons.

      The 2007 Stock Incentive Plan permits the Compensation Committee to make awards of a variety of incentives, including stock awards, options to purchase shares of Common Stock, stock appreciation rights, restricted stock units, performance unit awards, and dividend equivalent rights (together, "Stock Incentives").

      The number of shares of Common Stock as to which a Stock Incentive is granted and the recipient of any Stock Incentive shall be determined by the Compensation Committee, subject to the provisions of the 2007 Stock Incentive Plan. Stock Incentives issuable may be made exercisable or paid at such prices and may be made terminable under such terms as are established by the Compensation Committee and in some cases may be paid in cash, to the extent not otherwise inconsistent with the terms of the 2007 Stock Incentive Plan.

      To the extent that the Compensation Committee desires to base a Stock Incentive on performance goals that are intended to qualify the Stock Incentive as performance-based compensation under Section 162(m) of the Code, the Compensation Committee may, but is not required to, make the vesting or payment of a Stock Incentive subject to the achievement of any of the performance goals listed below during a specified period:

                  (i) earnings per share and/or growth in earnings per share, excluding the effect of extraordinary or nonrecurring items;

                  (ii) operating cash flow and/or growth in operating cash flow;

                  (iii)    free cash flow and/or growth in free cash flow;

                  (iv) net income and/or growth in net income, excluding the effect of extraordinary or nonrecurring items;

                  (v)      revenue and/or growth in revenue;

                  (vi) total shareholder return (measured as the total of the appreciation of and dividends declared on the Stock);

                  (vii)    return on invested capital;

                  (viii)   return on shareholder equity;

                  (ix)     return on assets in relation;

                  (x)      return on common book equity;

                  (xi)     market share;

                  (xii)    economic value added;

                  (xiii)   stock price;

                  (xiv)    operating   income  and/or   operating  income  as  a
                           percentage of revenue;

                  (xv)     EBIT and/or EBITDA;

                  (xvi)    Sarbanes-Oxley deficiencies;

                  (xvii) selling, general and administrative expenses as a percentage of revenue;

                  (xviii)  cost reduction goals; or

                  (xix)    any combination of the foregoing.

The Compensation Committee may modify the performance goals previously established with respect to a particular grant of a Stock Incentive as a result of a change in the business, operations, corporate structure, or capital structure of the Company or other similar events, except where such action would result in the loss of a tax deduction to the Company pursuant to Section 162(m) of the Code.

      Except with respect to awards to directors, each grant under the Plan may not vest earlier than two years from the date of grant, if the grant is subject to performance goals or if not, ratably over three years from the date of grant. A Stock Incentive may be subject to both vesting upon the attainment of

Performance Goals and over time and may vest according to the first to occur of the two schedules. The Compensation Committee may provide in the applicable Stock Incentive agreement for the earlier vesting in the event of the holder's death, disability or termination without cause or upon a change of control of the Company (as such terms may be defined in the applicable Stock Incentive agreement).

      The Compensation Committee may, but is not required to, structure any Stock Incentive so as to qualify as performance-based compensation under Section 162(m) of the Code.

      The maximum number of shares of Common Stock that may be granted during any calendar year as to any employee with respect to which options, stock appreciation rights, or other Stock Incentives that are intended to be performance-based compensation under Section 162(m) of the Code shall not exceed five hundred thousand (500,000). Furthermore, the maximum aggregate dollar amount (determined as of the date of grant) of performance unit awards that may be granted to an employee may not exceed $1,000,000.

      In addition, the 2007 Stock Incentive Plan also permits the Board of Directors to delegate to one or more officers of the Company the ability to grant Stock Incentives under the 2007 Stock Incentive Plan to individuals other than officers of the Company or any affiliate. The officers so designated can determine the number of shares as to which the Stock Incentive is granted, subject to a maximum number established by the Board of Directors.

      Stock Incentives generally shall not be transferable or assignable during a holder's lifetime unless otherwise provided under the terms of the Stock
Incentive award agreement. However, incentive stock options may not be transferred except by will or by the laws of intestate succession.

Options

      Options may be made exercisable at a price per share not less than the fair market value (determined in accordance with the 2007 Stock Incentive Plan as described below) per share of Common Stock on the date that the option is awarded. The 2007 Stock Incentive Plan provides that the Compensation Committee may determine fair market value by reference to the selling price per share on the date of grant or the preceding trading day, the closing price or average price on such day, or the average price for a period ending on such day. There will be no repricing of options without the approval of stockholders, except in the event of a recapitalization, reorganization, or similar event as described below. Incentive stock options granted under the 2007 Stock Incentive Plan will expire ten years after their respective grant dates. However, an incentive stock option granted to an individual who owns more than 10% of Common Stock is required to expire five years after its grant date. Nonqualified stock options are required to have an expiration date specified in the Stock Incentive agreement.

      The Compensation Committee may permit an option exercise price to be paid in cash, by the delivery of previously-owned shares of Common Stock, through a cashless exercise executed through a broker, or by having a number of shares of Common Stock otherwise issuable at the time of exercise withheld. The 2007 Stock Incentive Plan permits the grant of both incentive and non-qualified stock options.

      The 2007 Stock Incentive Plan prohibits so-called "reload grants." Reload grants are grants of stock options that are made in consideration for or as a condition of the delivery of shares of stock to the issuer in payment of the exercise price or tax withholding obligation of any other option held by the grantee.

Stock Appreciation Rights

      Stock appreciation rights may be granted separately or in connection with another Stock Incentive. Each stock appreciation right allows the recipient to receive the appreciation per share of Common Stock over a defined price which may not be less than fair market value (determined in accordance with the 2007 Stock Incentive Plan as described above under the heading "Options") per share of Common Stock on the date the stock appreciation right is granted. There will be no repricing of stock appreciation rights without stockholder approval, except in the event of a recapitalization, reorganization, or similar event as described below. If a stock appreciation right is granted in connection with another Stock Incentive, it may only be exercised to the extent that the related Stock Incentive has not been exercised, paid, or otherwise settled. Stock appreciation rights are exercisable or payable at a time or times certain or upon the occurrence or non-occurrence of certain events. Stock appreciation rights may be settled in shares of Common Stock or in cash, according to terms established by the Compensation Committee with respect to any particular award. Stock appreciation rights have no defined expiration period under the 2007 Stock Incentive Plan, but an expiration period can be included in the applicable Stock Incentive agreement or program.

Stock Awards

      The Compensation Committee may grant shares of Common Stock, subject to such restrictions and conditions, if any, as the Compensation Committee shall determine, including the payment of cash by the recipient.

Other Stock Incentives

      Dividend equivalent rights, performance units and restricted stock units may be granted in such numbers or units and may be subject to such conditions or restrictions as the Compensation Committee shall determine and shall be payable in cash or shares of Common Stock, as the Compensation Committee may determine.

General Rules

      The terms of particular Stock Incentives may provide that they terminate, among other reasons, upon the holder's termination of employment or other status with respect to the Company and any affiliate, upon a specified date, upon the holder's death or disability, or upon the occurrence of a change in control of the Company. Stock Incentives may also include exercise, conversion or settlement rights to a holder's estate or personal representative in the event of the holder's death or disability. At the Compensation Committee's discretion, Stock Incentives that are held by an employee who suffers a termination of employment may be cancelled, accelerated, paid or continued, subject to the terms of the applicable Stock Incentive agreement and to the provisions of the 2007 Stock Incentive Plan. These Stock Incentives have no defined expiration period under the 2007 Stock Incentive Plan, but an expiration period can be included in the applicable Stock Incentive agreement or program.

Recapitalizations and Reorganizations

      The number of shares of Common Stock reserved for issuance in connection with the grant or settlement of Stock Incentives or to which a Stock Incentive is subject, as the case may be, and the exercise price of each option are subject to adjustment in the event of any recapitalization of the Company or similar event effected without receipt of consideration by the Company.

      In the event of certain corporate reorganizations, Stock Incentives may be substituted, cancelled, accelerated, cashed-out or otherwise adjusted by the Compensation Committee, provided such adjustment is not inconsistent with the express terms of the 2007 Stock Incentive Plan or the applicable Stock Incentive agreement.

Amendment or Termination

      Although the 2007 Stock Incentive Plan may be amended by the Board of Directors without stockholder approval, the Board of Directors also may condition any such amendment upon stockholder approval if such approval is deemed necessary or appropriate in consideration of tax, securities or other laws. However, the Board of Directors may not amend the 2007 Stock Incentive Plan without stockholder approval to (1) increase the number of shares of Common Stock available for awards under the 2007 Stock Incentive Plan, (2) materially expand the classes of individuals eligible to receive Stock Incentives, or (3) materially expand the types of awards available under the 2007 Stock Incentive Plan.

Tax Consequences

      The following discussion outlines generally the federal income tax consequences of participation in the 2007 Stock Incentive Plan. Individual circumstances may vary and each recipient should rely on his or her own tax counsel for advice regarding federal income tax treatment under the 2007 Stock Incentive Plan. Furthermore, any tax advice contained in this discussion is not intended to be used, and cannot be used, to avoid penalties imposed under the Code.

      Non-Qualified Options. A recipient will not recognize income upon the grant of an option or at any time prior to the exercise of the option or a portion thereof. At the time the recipient exercises a non-qualified option or portion thereof, he or she will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of Common Stock on the date the option is exercised over the price paid for Common Stock, and the Company will then be entitled to a corresponding deduction.

      Depending upon the period shares of Common Stock are held after exercise, the sale or other taxable disposition of shares acquired through the exercise of a non-qualified option generally will result in a short- or long- term capital gain or loss equal to the difference between the amount realized on such disposition and the fair market value of such shares when the non-qualified option was exercised.

      Incentive Stock Options. A recipient who exercises an incentive stock option will not be taxed at the time he or she exercises the option or a portion thereof. Instead, he or she will be taxed at the time he or she sells Common Stock purchased pursuant to the option. The recipient will be taxed on the difference between the price he or she paid for the stock and the amount for which he or she sells the stock. If the recipient does not sell the stock prior to two years from the date of grant of the option and one year from the date the stock is transferred to him or her, the recipient will be entitled to capital gain or loss treatment based upon the difference between the amount realized on the disposition and the aggregate exercise price and the Company will not get a corresponding deduction. If the recipient sells the stock at a gain prior to that time, the difference between the amount the recipient paid for the stock and the lesser of the fair market value on the date of exercise or the amount for which the stock is sold, will be taxed as ordinary income and the Company will be entitled to a corresponding deduction; if the stock is sold for an amount in excess of the fair market value on the date of exercise, the excess amount is taxed as capital gain. If the recipient sells the stock for less than the amount he or she paid for the stock prior to the one or two year periods indicated, no amount will be taxed as ordinary income and the loss will be taxed as a capital loss.

      Exercise of an incentive option may subject a recipient to, or increase a recipient's liability for, the alternative minimum tax.

      Stock Awards. A recipient will not be taxed upon the grant of a stock award if such award is not transferable by the recipient or is subject to a "substantial risk of forfeiture," as defined in the Code. However, when the shares of Common Stock that are subject to the stock award are transferable by the recipient and are no longer subject to a substantial risk of forfeiture, the recipient will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the stock subject to the stock award, less any amount paid for such stock, and the Company will then be entitled to a corresponding deduction. However, if a recipient so elects at the time of receipt of a stock award, he or she may include the fair market value of the stock subject to the stock award, less any amount paid for such stock, in income at that time and the Company also will be entitled to a corresponding deduction at that time.

      Other Stock Incentives. A recipient will not recognize income upon the grant of a stock appreciation right, dividend equivalent right, performance unit award or restricted stock unit (the "Equity Incentives"). Generally, at the time a recipient receives payment under any Equity Incentive, he or she will recognize compensation taxable as ordinary income in an amount equal to the cash or the fair market value of Common Stock received, and the Company will then be entitled to a corresponding deduction.

      The 2007 Stock Incentive Plan is not qualified under Section 401(a) of the Code.

      Recommendation. The affirmative vote of a majority of the outstanding shares of the Company's Common Stock represented at a meeting at which a quorum is present is required for approval of the 2007 Stock Incentive Plan. The Board of Directors has approved the 2007 Stock Incentive Plan and believes it is advisable and in the best interest of the Company and the stockholders to adopt the Plan. Accordingly, the Board of Directors recommends a vote FOR the 2007 Stock Incentive Plan.

           PROPOSAL No. 3 - RATIFICATION OF APPOINTMENT OF INDEPENDENT
                       REGISTERED PUBLIC ACCOUNTING FIRM

      The Audit Committee has reappointed PricewaterhouseCoopers LLP as C&D's independent registered public accounting firm for the fiscal year ending January 31, 2007. The Audit Committee has the sole authority to appoint or replace C&D's independent registered public accounting firm. In absence of instructions to the contrary, the shares of Common Stock represented by a proxy delivered to the Board of Directors will be voted FOR the ratification of the appointment of PricewaterhouseCoopers LLP. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting of

Stockholders and will be available to respond to appropriate questions and, if he/she so desires, may make a statement.

      We have been informed by PricewaterhouseCoopers LLP that they are an independent registered public accounting firm with respect to the Company, within the meaning of the rules administered by the Securities and Exchange Commission and the requirements of the Independence Standards Board.

      Recommendation.   The  Board  of  Directors  recommends  a  vote  FOR  the
ratification of the appointment of PricewaterhouseCoopers LLP as C&D's independent registered public accounting firm for the fiscal year ending January 31, 2007. Ratification requires the affirmative vote of a majority of the votes cast by stockholders present and voting on the proposal at the Annual Meeting. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection.

                                 OTHER BUSINESS

      The Board of Directors does not know of any other business to be presented at the meeting and does not intend to bring any other matters before the meeting. However, if any other matters properly come before the meeting or any adjournment thereof, it is intended that the persons named in the accompanying proxy will vote on those matters according to their best judgment in the interests of C&D.

                             PRINCIPAL STOCKHOLDERS

      As of February 28, 2006, the persons listed in the following table were the only persons known to us (based on information set forth in Schedules 13G or 13G/A filed with the SEC) to be the beneficial owners of more than five percent of our outstanding shares of Common Stock.

                                                    Shares of
             Name and Address of                   Common Stock        Percent
              Beneficial Owner                  Beneficially Owned    of Class
---------------------------------------------   ------------------    ---------
FMR Corporation (1)...........................         3,802,610        14.9%
82 Devonshire Street
Boston, MA 02109

T. Rowe Price Associates, Inc. (2)............         2,317,500         9.1%
100 E. Pratt Street
Baltimore, Maryland 21202

Dimensional Fund Advisors (3).................         2,120,504         8.3%
1299 Ocean Avenue 11th Floor
Santa Monica, California 90401

State of Wisconsin Investment Board (4).......         1,784,400         7.0%
P.O. Box 7842
Madison, WI 53707

Barclay's Global Investors NA. (5)............         1,769,353         6.9%
45 Freemont Street
San Francisco, CA 94105

Dalton Greiner Hartman Maher & Co (6).........         1,741,800         6.8%
565 Fifth Avenue Suite 2101
New York, NY 10017

CNH Partners, LLC (7).........................         1,534,829         6.0%
Two Greenwich Plaza 3rd Floor
Greenwich, CT 06830

--------------------------------------

(1) Based on the Schedule 13G/A, dated February 14, 2006, filed by FMR Corporation. This party has sole voting power with respect to 57,600 shares and sole dispositive power with respect to all the shares listed opposite its name in the table.

(2) Based on the Schedule 13G/A, dated February 14, 2006, filed by T. Rowe Price Associates, Inc. ("Price Associates"). This party has sole voting power with respect to 632,300 shares and sole dispositive power with respect to all the shares listed opposite its name in the table. These securities are owned by various individual and institutional investors including Price Associates which owns 2,317,500 shares, representing 9.1% of the shares outstanding, which Price

      Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(3) Based on the Schedule 13G, dated February 1, 2006, filed by Dimensional Fund Advisors. This party has sole voting and dispositive power with respect to all the shares listed opposite its name in the table.

(4) Based on the Schedule 13G, dated February 10, 2006, filed by the State of Wisconsin Investment Board. This party has sole voting and dispositive power with respect to all the shares listed opposite its name in the table.

(5) Based on the Schedule 13G, dated January 31, 2006, filed by Barclay's Global Investors NA. This party has sole voting power with respect to 1,585,770 shares and sole dispositive power with respect all the shares listed opposite its name in the table.

(6) Based on the Schedule 13G/A, dated February 10, 2006, filed by Dalton Greiner Hartman Maher & Co. This party has sole voting power with respect to 1,702,500 shares and sole dispositive power with respect to all the shares listed opposite its name in the table.

(7) Based on the Schedule 13G, dated December 16, 2005, filed by CNH Partners, LLC. This party has sole voting and dispositive power with respect to all the shares listed opposite its name in the table.

                       BENEFICIAL OWNERSHIP OF MANAGEMENT

      The following table sets forth, as of February 28, 2006, the beneficial ownership of our Common Stock held by our directors and nominees for directors, each executive officer who is named in the Summary Compensation Table and all directors and executive officers as a group.

                                                Shares of
                                               Common Stock          Percent
Name of Person or Identity of Group        Beneficially Owned (1)   of Class (1)
-----------------------------------        ----------------------   ------------
Directors and
Nominees for Directors:

William Harral, III......................          85,633                 *
Jeffrey A. Graves........................         132,243                 *
Kevin P. Dowd............................          45,824                 *
Robert I. Harries........................          28,824                 *
Pamela Lewis Davies......................          44,892                 *
George MacKenzie.........................          36,240                 *
George MacKenzie (2).....................          15,000                 *
John A. H. Shober........................          55,563                 *
Stanley W. Silverman.....................          25,344                 *
Ellen C. Wolf............................           9,583                 *

Named Executive Officers Who Are
Not Directors:

Wade H. Roberts, Jr. (3).................         446,296                1.7%
Charles R. Giesige, Sr. (4)..............         160,696                 *
Linda R. Hansen (5)......................         151,142                 *
Stephen E. Markert, Jr. (6)..............         219,916                 *
William E. Bachrach......................          64,972                 *

All directors and executive
  officers as a group (16 persons) (7)...       1,612,168                6.0%

--------------------------------------

*     Less than 1% of outstanding shares of Common Stock

(1) The shares of Common Stock beneficially owned as of February 28, 2006 include fully vested and presently exercisable options, to purchase (a) 32,000 shares for each of Messrs. Harral, Dowd and Shober and Dr. Davies;
      (b) 27,556 for Mr. MacKenzie; (c) 16,000 shares for Mr. Harries; (d) 13,022 shares for Mr. Silverman; (e) 6,667 shares for Ms. Wolf; (f) 406,200 shares for Mr. Roberts; (g) 14,000 shares for Mr. MacKenzie; (h) 125,000 shares for Dr. Graves; (i) 203,780 shares for Mr. Markert; (j) 150,160 shares for Mr. Giesige; (k) 141,380 shares for Ms. Hansen and (l) 1,376,765 shares for all executive officers and directors as a group. In determining Percent of Class, the number of shares outstanding includes shares issuable to the specific director, officer or group identified in the table but no other shares issuable on exercise of stock options by any other person.

(2)   Mr. MacKenzie resigned as interim CEO of C&D effective July 5, 2005.

(3) Mr. Roberts resigned as Director and Officer of C&D effective March 24, 2005. Mr. Robert's stock information is as of September 24, 2005, which is the latest current information available to the company.

(4)   Mr. Giesige resigned as an Officer of C&D effective April 1, 2006.

(5)   Ms. Hansen retired as an Officer of C&D effective August 31, 2005.

(6)   Mr. Markert resigned as an Officer of C&D effective December 14, 2005.

(7) All current directors and executive officers beneficially own 794,814 shares or 3.0% of our common stock.

The following table sets forth information regarding equity compensation plans of C&D.

                                         Equity Compensation Plan Information
                         ----------------------------------------------------------------------

                                                                         Number of securities
                                                                        remaining available for
                         Number of securities                            future issuance under
                             to be issued         Weighted-average        equity compensation
                           upon exercise of       exercise price of        plans (excluding
                         outstanding options,   outstanding options,     securities reflected
Plan category             warrants and rights    warrants and rights        in column (a))
---------------------    ---------------------  ---------------------   -----------------------
                                  (a)                    (b)                      (c)
Equity compensation
plans approved by
security holders......       3,923,848                $16.80                     99,619(1)

Equity compensation
plans not approved by
security holders (2)..         150,150                 11.93                    349,850
                             ---------                                          -------
Total                        4,073,998                 16.62                    449,469
                             =========                                          =======

--------------------------------------

(1) In accordance with C&D's 1998 Stock Option Plan, annual retainers of non-employee board members are paid via grants of common stock. See "Compensation of Directors."

(2) The C&D Technologies, Inc. Approved Share Option Plan was adopted by the Board of Directors and approved by the Inland Revenue of the United Kingdom in 2001. The purpose of the plan is to enable C&D to offer employees of C&D and its subsidiaries, particularly employees in the United Kingdom, stock options to purchase Common Stock. C&D will not grant any stock options under this plan to any director or executive officer of C&D. The maximum number of shares of C&D Common Stock that may be issued under the plan is 500,000 shares. Stock options to purchase Common Stock may be granted by the Board at an exercise price of not less than the market value on the date of grant. The term of each stock option will be fixed by the Board of Directors, but no stock option will be exercisable more than ten years after the date the stock option is granted. The plan may be terminated at any time by the Board of Directors, except that the rights of an optionee of a stock option granted prior to termination may not be impaired without the consent of the optionee. As is the case for all of C&D's option plans, no outstanding stock option under the plan will be repriced, regranted or amended so as to decrease the exercise price of the stock option without the approval of the stockholders, except for any appropriate adjustments resulting by reason of any subdivision of share capital, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock.

                           CURRENT EXECUTIVE OFFICERS

      Our current executive officers, and certain information regarding them (other than Dr. Graves whose information is included under "Proposal No. 1 - Election of Directors") are listed below. All information is as of February 28, 2006.

      William E. Bachrach, age 47, Vice President and General Manager - Power Electronics Division. Dr. Bachrach was appointed Vice President and General Manager of the Power Electronics Division in September 2005. From 2004 to August 2005 he was employed at WAY Systems where he held the title of General Manager for Products and Manufacturing. WAY Systems is a wireless transaction platform provider of mobile phone-based Point-of-Sale (POS) solutions worldwide. From February 2002 to March 2004, Dr. Bachrach was the Chief Technical Officer of KEMET Corporation a leading manufacturer of ceramic and tantalum capacitors. From 2000 to 2002, Dr. Bachrach was the Co-Founder & Vice President, Operations of InphoMatch (now Mobile 365), a leading provider in the delivery, billing, and settlement of mobile messaging services. From 1998 to March 2000, Dr. Bachrach was employed at General Electric Power Systems where he held the title of Manager, Revenue Sharing Partnership Program. Dr. Bachrach holds an MS and PhD from Northwestern and an MS from the Sloan School of Management at MIT.

      James D. Dee, age 48, Vice President, General Counsel and Corporate Secretary. Mr. Dee was appointed Vice President, General Counsel and Corporate Secretary in September 2005. From October 2004 until September 2005, Mr. Dee was employed by the law firm of Montgomery, McCracken, Walker & Rhoads, LLP, where he was a member of the firm's corporate law department, specializing in securities regulation, corporate governance, mergers and acquisitions, and intellectual property. Prior to his tenure at Montgomery, McCracken, Walker & Rhoads, Mr. Dee had previously served for 16 years at SPS Technologies, Inc., where he last served as Vice President, General Counsel and Corporate Secretary. While at SPS, Mr. Dee was responsible for all legal and regulatory affairs of the company. Mr. Dee is also a licensed patent attorney.

      Ian J. Harvie, age 42, Vice President and Chief Financial Officer. Mr. Harvie was appointed Vice President and Chief Financial Officer in December 2005. From February 2002 to October 2005, Mr. Harvie was employed by Exide Technologies where he served in various positions, including serving as the Vice President - Controller and as the interim CFO for one year. From January 1984 to January 2002, Mr. Harvie was employed by PricewaterhouseCoopers, and from July 1998 to January 2002, he held the title of Partner in Audit & Business Advisory Services. Mr. Harvie is qualified as a certified public accountant in Australia and the U.S.

                   BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

      C&D strives to achieve "best practices" in its corporate governance. The Board of Directors is responsible for overseeing the direction, affairs and management of C&D, recognizing its fiduciary duty to C&D's stockholders. All of the members of the Board of Directors, other than the Chief Executive Officer, are "independent" under the rules of the New York Stock Exchange. In determining director independence, the Board considered any transactions and relationships between each director or any member of his or her immediate family and C&D and its subsidiaries and affiliates. The Board also examined any transactions and relationships between directors or their affiliates and members of the Company's senior management or their affiliates. The purpose of this review was to determine whether any such relationship or transactions were inconsistent with a determination that the director is independent. All directors stand for election annually. It is the policy of the Board of Directors that all of the directors attend C&D's Annual Meeting of Stockholders. All of C&D's directors attended the Company's 2005 Annual Meeting of Stockholders.

      It is the policy of the Board of Directors that independent directors meet in executive session, without management participation, at least once each year and that time be made available at the end of each regularly scheduled Board meeting to provide an opportunity for the independent directors to meet in executive session. The Chairman of the Board of Directors, William Harral, presides at these executive sessions.

      The Board and each Committee has the authority to hire and seek advice from outside advisors independent of management with respect to matters within their responsibility. Interested parties may communicate directly with the Chairman of the Board of Directors or the Chairman of the Nominating/Corporate Governance Committee by sending such communications to such person, c/o
Secretary, C&D Technologies, Inc., 1400 Union Meeting Road, Blue Bell, Pennsylvania 19422.

      At least annually, the Board of Directors and each committee of the Board conducts a self-evaluation for the purpose of determining whether the Board and the Board committees are functioning effectively.

      C&D also makes available on its website (www.cdtechno.com) and in printed form upon request, C&D's Code of Business Conduct, which includes C&D's Corporate Compliance Program and a Code of Ethics for C&D's Chief Executive Officer, Chief Financial Officer and all C&D personnel serving in a finance, accounting, tax or investor relations role, and C&D's Corporate Governance Guidelines.

Committees of the Board of Directors

      The Board of Directors has established a Nominating/Corporate Governance Committee, an Audit Committee and a Compensation Committee.

      The Nominating/Corporate Governance Committee

      The Nominating/Corporate Governance Committee (the "Nominating Committee") consists of four independent directors: John A. Shober, who serves as
Chairperson, Kevin P. Dowd, William Harral, III and George MacKenzie. The Nominating Committee is charged with overseeing C&D's corporate governance procedures. The Nominating Committee has the primary responsibility for screening and identifying individuals qualified to become Board members, with input from other members of the Board and in consultation with the Chief Executive Officer, and for selecting, or recommending that the Board select, director nominees for C&D. Criteria for independent director consideration include senior management experience, appropriate skill sets, diversity and overall business acumen. The Nominating Committee will consider nominees recommended by stockholders in writing, in accordance with C&D's By-laws. It is the policy of the Board that the Nominating Committee evaluate candidates for director recommended by stockholders on the same basis that other individuals are evaluated under this paragraph. In reporting its selection of a director nominee to the Board, or its recommendation that the Board select an individual as a director nominee, the Nominating Committee must report which one or more of the following categories of persons or entities recommended that nominee: stockholder, non-management director, chief executive officer, other executive officer, third party search firm or other specified source.

      The Nominating Committee is also generally responsible for Board operations and effectiveness, meeting agendas, Board compensation and compliance with Board stock ownership guidelines. The Nominating Committee, in consultation with the Chairman of the Board and Chief Executive Officer, is responsible for committee assignments, subject to Board approval. A full text of the charter of the Nominating Committee as currently in effect is available on C&D's website (www.cdtechno.com), or by contacting the Company at the address appearing on the first page of this proxy statement to the attention of the Secretary.

      The Audit Committee

      The Audit Committee is comprised of three independent directors: Ellen C. Wolf, who serves as Chairperson, John A. H. Shober and Stanley W. Silverman. None of the Audit Committee members are officers of C&D and all are considered "independent" under the listing standards of the New York Stock Exchange. All members of the Audit committee are "financially literate" and at least one member, Ellen C. Wolf, is an "audit committee financial expert," as those terms are defined by the rules of the SEC and New York Stock Exchange.

      As a general rule, Audit Committee members may not serve on audit committees of more than two other public companies. Under certain circumstances, outside auditors who were previously employed by C&D are prohibited from performing audit services for the Company and C&D is prohibited from hiring or having as a member of its Board of Directors certain former employees of the independent registered public accounting firm.

      The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is available on C&D's website (www.cdtechno.com) or by contacting the Company at the address appearing on the first page of this proxy statement to the attention of the Secretary.

      The Audit Committee has the sole authority to appoint or replace C&D's independent registered public accounting firm. The Audit Committee is also responsible for:

      o establishing the compensation and oversight of the work of C&D's independent registered public accounting firm, including resolution of disagreements, if any, between management and the independent registered public accounting firm regarding financial reporting;

      o considering, in consultation with the independent registered public accounting firm and management, the planned scope of the annual audit of financial statements and internal controls over financial reporting;

      o pre-approving all audit services and permitted non-audit services, including the fees and terms thereof, to be performed by the independent registered public accounting firm;

      o evaluating the qualifications, performance and independence of the independent registered public accounting firm;

      o monitoring, on behalf of our Board of Directors, C&D's financial reporting process and

            C&D's internal controls and accounting practices; and

      o performing those other duties and responsibilities set forth in the Audit Committee's Charter and the rules of the New York Stock Exchange.

      The Compensation Committee

      The Compensation Committee consists of four independent directors:  Robert
I. Harries, who serves as Chairman, Kevin P. Dowd, William Harral, III and Pamela Lewis Davies. The Compensation Committee is responsible for establishing C&D's basic compensation philosophy, reviewing and monitoring the development and operation of compensation programs to ensure fidelity with the core principles of C&D's compensation philosophy as well as their alignment with C&D's strategic objectives and stockholder interests, and reviewing, modifying and approving recommendations concerning executive compensation. The Compensation Committee, following consultation with the Nominating/Corporate Governance Committee, determines and recommends to the independent directors, who have final responsibility for determination thereof, the compensation package for the Chief Executive Officer. The Committee's actions and decisions are reported to the full Board. A full text of the charter of the Compensation Committee as currently in effect is available on C&D's website (www.cdtechno.com), or by contacting the Company at the address appearing on the first page of this proxy statement to the attention of the Secretary.

      Meetings of the Board of Directors and Committees

      The Board of  Directors  held  fourteen  meetings  during  the year  ended
January 31, 2006. The Nominating/Corporate Governance Committee held three meetings, the Compensation Committee held eight meetings and the Audit Committee held twelve meetings. During the last fiscal year, all of the directors attended 100% of the aggregate of the total number of meetings of the Board of Directors plus the total number of meetings of all committees of the Board of Directors on which such director served during such year, except for Dr. Davies who attended 86%.

      Communications by Stockholders with the Board of Directors

      Stockholders may send communications to C&D's Board of Directors, and any individual director, by addressing such communications to the Board of Directors, or to any individual director, c/o Secretary, C&D Technologies, Inc., 1400 Union Meeting Road, Blue Bell, Pennsylvania 19422. The Secretary will promptly forward all such communications submitted and addressed in this manner to the members of the Board of Directors, or any such individual director, as the stockholder has requested.

                          REPORT OF THE AUDIT COMMITTEE

      The Audit Committee oversees the Company's financial reporting process on behalf of the Board and operates pursuant to a formal written Charter, the full text of which is available on C&D's website (www.cdtechno.com). In accordance with the Charter, the Audit Committee completed its annual review of the adequacy of the Charter during fiscal year 2006. All of the members of the Audit Committee are independent directors. In addition, the Audit Committee annually selects the Company's independent registered public accounting firm, subject to ratification by the Board of Directors.

      Management is responsible for the Company's internal controls and the financial reporting process, including its system of internal controls, and for preparing the Company's financial statements in accordance with accounting principles generally accepted in the United States. PricewaterhouseCoopers LLP, ("PWC"), C&D's independent registered public accounting firm during the fiscal year ended January 31, 2006, is responsible for auditing those financial statements and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes. In this context, the Audit Committee has met and held discussions with management and the representatives of PWC both separately and together. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements for fiscal 2006, and discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee reviewed with PWC, who are responsible for expressing an opinion on the conformity of the Company's audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. The Audit Committee has also discussed with PWC the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees, as amended).

      The Audit Committee received from PWC the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with PWC matters relating to its independence. The Audit Committee also considered the compatibility of the provision of non-audit services by PWC with the maintenance of PWC's independence. The Audit Committee determined that the provision of certain services other than audit services by PWC was compatible with maintaining PWC's independence.

      The Audit Committee is actively engaged in the oversight of the Company's Sarbanes-Oxley Act Section 404 ("SOX") compliance process, aimed at further strengthening the effectiveness of internal control over financial reporting and disclosure control procedures and structures. In addition, the Audit Committee reviewed, at regular and specially set meetings, key initiatives and programs that were part of the SOX compliance process; regularly monitored the scope and adequacy of C&D's internal auditing program and the tone of management at the top of the organization; and, the adequacy of internal staffing levels as well as external resources dedicated to the Sarbanes-Oxley Act Section 404 process. Additionally, the Committee monitored the status of testing and re-testing of identified controls and deficiencies, including the nature of the deficiencies as well as steps taken and milestones achieved toward implementation of recommended improvements in internal procedures and controls under SOX.

      In its oversight function, the Committee relies on the representations of management and the independent registered public accounting firm and thus does not have an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies or appropriate internal controls over financial reporting and procedures, that the Company's financial statements are presented in accordance with accounting principles generally accepted in the United States, that the audit of the Company's financial statements has been carried out in accordance with auditing standards generally accepted in the United States or that the independent registered public accounting firm are in fact "independent."

      Based upon the Committee's discussions with management and the independent registered public accounting firm and the Committee's review of the representations of management and the report of the independent registered public accounting firm to the Committee, the Committee recommended that the Board include the audited financial statements and management's report on internal controls over financial reporting in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2006 for filing with the SEC.

      The foregoing report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this report by reference therein.

                                                   Ellen C. Wolf, Chairperson
                                                   George MacKenzie (1)
                                                   John A. H. Shober
April 6, 2006                                      Stanley W. Silverman

(1)   Served as Chairman of the Audit Committee until March 24, 2005.

Fees of Independent Registered Public Accounting Firm

      The work performed for the Company by PricewaterhouseCoopers LLP during the fiscal year ended January 31, 2006 was approved in advance by the Company's Audit Committee. The aggregate fees for services performed by PricewaterhouseCoopers LLP during the fiscal years ended January 31, 2006 and 2005 are set forth below.

                            Audit and Non-Audit Fees

                                               Fiscal Year Ended January 31,
                                               -----------------------------

          Fee Category                          2005                   2006
          ------------                          ----                   ----
Audit Fees (1) .........................     $2,827,530             $2,472,415

Audit-Related Fees (2) .................         45,915                569,475

Tax Fees (3) ...........................         84,732                149,931

All Other Fees (4) .....................             --                     --

(1) The Audit Fees for the years ended January 31, 2006 and 2005 were for professional services rendered for the audits of the consolidated financial statements and internal controls over financial reporting of the Company, its foreign subsidiaries' statutory audits and professional services related to the Company's private placement offering and filings with the Securities and Exchange Commission.

(2) The Audit-Related Fees for the years ended January 31, 2006 and 2005 were for assurance and other services related to employee benefit plan audits and acquisition related services.

(3) The Tax Fees for the years ended January 31, 2006 and 2005 were for services related to the Company's foreign subsidiaries. The Independent Registered Public Accounting Firm is not the principal provider of tax services to the Company.

(4) There were no fees associated with All Other for the years ended January 31, 2006 and 2005.

Audit and Non-Audit Services Pre-Approval Policy

      The Audit Committee is required to pre-approve all audit and non-audit services performed by the independent registered public accounting firm in order to assure that the provision of such services does not impair the auditor's independence. The Audit Committee routinely reviews and pre-approves services that may be provided by the independent registered public accounting firm. The Audit Committee revises the list of pre-approved services from time to time, based on subsequent determinations. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management, but has delegated pre-approval authority to the chair of the committee or his/her designee. The member to whom such authority is delegated is required to report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

      The annual audit services engagement terms and fees are subject to the pre-approval of the Audit Committee. In addition, the Audit Committee may grant pre-approval for other audit services, including audits for subsidiaries or affiliates of C&D and services associated with registration statements, periodic reports and other documents filed with the Commission.

      Audit-related services must also be pre-approved by the Audit Committee. Audit-related services include, among others, due diligence services pertaining to potential business acquisitions/dispositions; accounting consultations related to accounting, financial reporting or disclosure matters not classified as "Audit Services"; and financial audits of employee benefit plans; agreed upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters.

                          COMPENSATION COMMITTEE REPORT

      The Committee's Responsibilities

      The Compensation Committee is responsible for establishing C&D's basic compensation philosophy, reviewing and monitoring the development and operation of compensation programs to ensure fidelity with the core principles of C&D's compensation philosophy as well as their alignment with C&D's strategic objectives and stockholder interests, and reviewing, modifying and approving recommendations concerning management compensation. The Committee is composed entirely of independent directors. The Committee's actions and decisions are reported to the full Board.

      Compensation Philosophy

      The members of C&D's executive management team have primary responsibility for the stewardship of C&D on a day-to-day basis in the best interest of the stockholders. The basic purpose of C&D's executive compensation program is to facilitate the recruitment, recognition, motivation and retention of such individuals.

      The executive compensation program consists of various components, each intended to address specific issues, objectives and time horizons. The elements of the executive compensation program include:

      o Base Salaries. The basic compensation paid to executives is a fixed dollar amount each pay period, typically subject to change only on an annual basis or concurrent with a significant change in responsibilities.

      o Management Incentive Compensation Plan. The primary form of variable compensation, which is intended to link overall levels of remuneration with the attainment of annually established corporate and individual objectives.

      o Incentive Award Program. The component of the program intended to enable executives to create personal wealth on a long-term basis by steadily increasing stockholder value.

      o Executive Stock Ownership Guidelines. The portion of the program designed to help C&D attract and retain only executives who have a strong belief in C&D's long-term growth potential, and who are willing to assume the same downside risks as C&D's stockholders.

      o Supplemental Executive Retirement Program (SERP). A nonqualified income program designed to overcome the statutorily based limitations of C&D's qualified defined benefit and defined contribution retirement plans.

      Section 162(m) of the Internal Revenue Code of 1986 as amended ("Section 162(m)") precludes tax deductions for compensation paid in excess of $1,000,000 to certain executive officers unless specified conditions are met. Based on current pay levels and the design of existing compensation plans, the Committee believes that any tax deductions that may be lost by reason of Section 162(m) for such compensation would not be material for the foreseeable future. No tax deductions were lost in the 2006 fiscal year due to Section 162(m). C&D's stock option plans conform to Section 162(m) conditions that permit tax deductions.

      Executive Officer Compensation

      The Compensation Committee annually reviews the performance of C&D's executive officers.

      Base Salary. C&D has employment agreements with its principal executive officers that provide for annual reviews of their base salary, and any increases are typically effective on April 1. During the annual review, the Compensation Committee considers whether the executive officer's base salary should be increased based on individual performance and to assure that the base salary is competitive with that of executives in peer companies with comparable roles and responsibilities.

      Annual Incentive Bonus. Under the Management Incentive Compensation Plan, each executive officer has an established target bonus amount, which is a percentage of the executive's base salary. The Board of Directors approves overall corporate financial objectives for each fiscal year, and each executive officer and his/her direct supervisor develops a series of individual objectives for such executive officer, which reflect activities for which the executive officer either has direct personal responsibility or over which he/she can exert significant influence. The annual bonus payment involves a two-step process that occurs after the fiscal year-end performance results have become available: (i) for each level of attainment of the corporate financial goals and individual objectives actually reached, a corresponding achievement factor is established and (ii) an assessment of the executive's performance against his/her individual objectives is made. Each executive officer other than the Chief Executive Officer has a targeted bonus of 35% of his/her base salary, with the actual amount of the bonus dependent upon the achievement of targeted objectives. The maximum annual bonus award will be no greater than 300% of the executive's target amount, except that additional special bonus payments are permitted in recognition of extraordinary events, special contributions or circumstances that could not have reasonably been anticipated when the performance objectives were established. No bonuses were earned by executive officers under the Management Incentive Compensation Plan for the 2006 fiscal year because C&D did not achieve the earnings per share target established under the plan for fiscal 2006; however, a bonus payment of $50,000 was made to Dr. William E. Bachrach, Vice President and General Manager, Power Electronics Division, on March 31, 2006 pursuant to the terms of his offer of employment.

      Incentive Award Program. C&D's incentive award program is governed by the terms of formal stock option plans that have been adopted by the Board of Directors and approved by the stockholders.

      Authority for administering the program has been delegated to the Compensation Committee, which retains independent advisors to provide comparative data and recommendations. Stock option grants are typically considered annually and are awarded at the sole discretion of the Compensation Committee; however, stock options may be granted at any time in the discretion of the Committee. The number of shares included in a stock option grant are typically linked to three factors: (i) the executive's position level; (ii) an assessment of the executive's past performance; and (iii) an assessment of expected performance and contribution to the future success of C&D.

      Executive Stock Ownership Guidelines. Each of C&D's executive officers is expected to own a reasonable number of shares of C&D's Common Stock. In furtherance of this policy, the Board of Directors has established stock ownership guidelines and procedures. The amount of stock an executive officer is expected to own is based on his/her base salary and salary grade. Executive officers, other than the Chief Executive Officer, are generally expected to own 10,000 shares of C&D's Common Stock if the executive's annual salary was greater than $200,000, and 8,000 shares if the executive's salary was less than or equal to $200,000. Each executive has five years from the date of becoming an executive officer to attain the expected level of stock ownership. The close of business on December 31st of each calendar year (or the immediately preceding Friday if December 31st falls on a weekend) will be used to gauge the degree of each covered executive's compliance with the ownership guidelines. During each of these five years, the executive is expected to acquire sufficient shares to increase his/her total holdings to an amount equal to 20% of the final goal for each year the executive has held his/her current position. Stock option awards and shares owned through C&D's pension plan do not constitute shares owned for purpose of the guidelines.

      Chief Executive Officer Compensation

      The principles guiding compensation for C&D's Chief Executive Officer are substantially the same as those described above for the other executive officers. The Compensation Committee reviews the performance of the Chief Executive Officer at least once a year. For the fiscal year ended January 31, 2006, the Compensation Committee approved the hire of Dr. Jeffrey A. Graves as C&D's President and Chief Executive Officer effective July 5, 2005, replacing Wade Roberts, who resigned as an Officer and Director on March 24, 2005. A description of Dr. Graves' compensation arrangement under his employment agreement was publicly disclosed in the Company's Form 8-K filed on June 22, 2005.

      Base Salary. Pursuant to the employment agreement between C&D and Dr. Graves, as of February 1, 2006, Dr. Graves' base salary was $500,000.

      Annual Incentive Bonus. Criteria for earning incentive awards pursuant to the Management Incentive Compensation Plan for the fiscal year ended January 31, 2006 were established for Dr. Graves by the Compensation Committee following his hire in July 2005, based in large part on substantial achievement of earnings per share and cash flow objectives and in part on achievement of specified individual performance objectives. Under Dr. Graves' employment agreement, his target bonus for the 2006 fiscal year was 55% of his base salary, with the actual amount of the bonus dependent upon the achievement of targeted objectives. Dr. Graves did not receive a bonus under the Management Incentive Compensation Plan for the 2006 fiscal year because C&D did not achieve the earnings per share target established under the plan for fiscal 2006. However, Dr. Graves' offer of employment included a guaranteed minimum bonus of $160,000 (7/12 of his targeted bonus), which was paid on March 31, 2006.

      Stock Options. Based on the report of an independent consultant who examined C&D's compensation policies, the Compensation Committee granted Dr. Graves an initial option to purchase 65,000 shares of Common Stock on July 5, 2005 at an exercise price of $9.80 per share, equal to 100% of the fair market value of a share of Common Stock on his date of hire. Dr. Graves was granted options to purchase 60,000 shares of Common Stock on January 26, 2006 at an exercise price of $8.07 per share, equal to 100% of the fair market value of a share of Common Stock at the time of the grant.

      Executive  Stock  Ownership   Guidelines.   Under  C&D's  executive  stock
ownership guidelines, the Chief Executive Officer is expected to own 50,000 shares of C&D's Common Stock within five years of the effective date of hire.

                                       Robert I. Harries, Chairperson
                                       Pamela Lewis Davies
                                       Kevin P. Dowd
                                       William Harral, III

April 6, 2006

                             EXECUTIVE COMPENSATION

                           Summary Compensation Table

        The following table sets forth information concerning annual and long-term compensation we paid for each of the last three fiscal years to our President and Chief Executive Officer, two former Presidents and Chief Executive Officers, our other most highly compensated executive officers whose combined salary and bonus for fiscal 2006 was at least $100,000 and two former most highly compensated executive officers as of January 31, 2006.

                                                                           Long-Term
                                            Annual Compensation          Compensation
                                            -------------------          ------------

                                                                           Securities
                                                                           Underlying           All
                                               Salary                        Options           Other
         Name and                  Fiscal        (1)          Bonus(2)       Granted      Compensation (3)
    Principal Position              Year         ($)             ($)            (#)              ($)
----------------------------      ---------   ---------       ---------      ---------    -----------------
Wade H. Roberts, Jr. (4)            2006      $ 184,924       $      --             --      $   1,779,165(5)
  President and Chief               2005        517,292              --         60,000              9,185
  Executive Officer                 2004        485,000          52,000         75,000              9,385

George MacKenzie (6)                2006        162,093              --         15,000              1,019
  President and Chief               2005             --              --             --                 --
  Executive Officer                 2004             --              --             --                 --

Jeffrey A. Graves                   2006        288,140         160,000        125,000            149,086(7)
  President and Chief               2005             --              --             --                 --
  Executive Officer                 2004             --              --             --                 --

William E. Bachrach                 2006         87,981          50,000         60,000              3,240
  Vice President and                2005             --              --             --                 --
  General Manager -                 2004             --              --             --                 --
  Power Electronics Division

Charles R. Giesige (8)              2006        228,750              --         51,000              8,155
  Vice President and                2005        210,000              --         17,500             22,229(9)
  General Manager -                 2004        187,083          43,708         15,000              6,463
  Standby and Motive
  Power Divisions

Linda R. Hansen (10)                2006        178,976         200,000         21,000            317,945(11)
  Vice President, General           2005        258,285           5,000         22,000              8,961
  Counsel and Corporate             2004        244,167          24,417         21,000              8,295
  Secretary

Stephen E. Markert, Jr. (12)        2006        217,538         100,000         16,000            253,061(13)
  Vice President -                  2005        223,750              --         18,000              7,706
  Finance and Chief                 2004        204,167          20,417         18,000              7,022
  Financial Officer

--------------------------------------
(Footnotes on following page)

(1) Includes amounts deferred under our Nonqualified Deferred Compensation Plan. Does not include the value of certain personal benefits. The estimated value of those personal benefits for each listed officer did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus paid to that officer for the relevant fiscal year.

(2)   Represents   incentive   compensation   under  our  Management   Incentive
      Compensation Plan and special bonuses. Includes amounts deferred under our Nonqualified Deferred Compensation Plan.

(3) Except as otherwise noted, these amounts represent employer matching contributions under our Savings Plan and term life insurance premiums paid by C&D. The amounts for the fiscal year ended January 31, 2006 are as follows: (a) $6,226 for the Savings Plan and $521 for term life insurance for Mr. Roberts; (b) $1,019 for term life insurance for Mr. MacKenzie; (c) $8,541 for the Savings Plan and $807 for term life insurance for Dr. Graves; (d) $3,000 for the Savings Plan and $240 for term life insurance for Mr. Bachrach; (e) $7,073 for the Savings Plan and $1,082 for term life insurance for Mr. Giesige; (f) $5,987 for the Savings Plan and $1,759 for term life insurance for Ms. Hansen and (g) $6,233 for the Savings Plan and $1,078 for term life insurance for Mr. Markert.

(4) Mr. Roberts resigned as Director and Officer of C&D Technologies effective March 24, 2005.

(5) Includes accrued severance and related costs of $1,772,939 and the 401(k) and term life insurance payments made as outlined above in footnote (3).

(6) Mr. MacKenzie resigned as interim CEO of C&D Technologies effective July 4, 2005.

(7)   Includes relocation and tax gross-up reimbursement of $139,738.

(8) Mr. Giesige resigned as an Officer of C&D Technologies effective April 1, 2006.

(9)   Includes relocation and tax gross-up reimbursements of $14,895.

(10) Ms. Hansen retired as an Officer of C&D Technologies effective August 31, 2005.

(11) Includes the actuarially determined present value of $310,200 related to SERP benefits granted to Ms. Hansen and the 401(k) and term life insurance payments made as outlined above in footnote (3).

(12) Mr. Markert resigned as an Officer of C&D Technologies effective December 14, 2005.

(13) Includes accrued severance and related costs of $245,750 and the 401(k) and term life insurance payments made as outlined above in footnote (3).

                          Option Grants in Fiscal 2006

      The following table presents certain information concerning the stock options we granted to our President and Chief Executive Officer and the executive officers named in the Summary Compensation Table during the year ended January 31, 2006.

                                                    Individual Grants

                         -------------------------------------------------------------------------
                          Number of     % of Total
                          Securities      Options
                          Underlying     Granted to     Exercise                      Grant
                           Options       Employees        Price    Expiration          Date
                           Granted           in            Per        Date         Present Value
          Name             (#) (1)       Fiscal Year      Share        (2)              (3)
 ----------------------  ------------   -------------  ----------  ------------   ----------------
 Jeffrey A. Graves          65,000            4.5         $9.8000     7/15/15         $308,685
                            60,000            4.2          8.0700     1/26/16          225,060
 William E. Bachrach        30,000            2.1         10.4900     9/12/15          147,600
                            30,000            2.1          8.0700     1/26/16          112,530
 Charles R. Giesige, Sr.    21,000            1.5          6.8300      5/6/15           69,384
                            30,000            2.1          8.0700     1/26/16          112,530
 Linda R. Hansen            21,000            1.5          6.8300      5/6/15           69,384
 Stephen E. Markert, Jr.    16,000            1.1          6.8300      5/6/15           52,864

----------------------------

(1)   These options vested in full on the date of grant.

(2) Each option is subject to earlier termination if the officer's employment with C&D terminates under certain circumstances.

(3) The options were valued using the Black-Scholes pricing model. The following assumptions were used to calculate the Black-Scholes value for the option grants above: an expected life of 5.0 years, 52.2% stock price volatility and a 4.1% risk-free return. The annual dividend yield assumption used to calculate the Black-Scholes value was .64%. C&D has used the historical annual dividend yield and stock price volatility rates as assumptions for the Black-Scholes model. These are projections, and therefore there is no guarantee that these assumptions will be the actual annual dividend yield or stock price volatility over the next five years.

   Option Exercises in Last Fiscal Year and Fiscal 2006 Year-End Option Values

      The following table presents certain information concerning the amount and value of all unexercised stock options held by our President and Chief Executive Officer and the executive officers named in the Summary Compensation Table as of January 31, 2006.

                                                   Number of Securities          Value of Unexercised In-
                                                  Underlying Unexercised           the-Money Options at
                                                    Options at 1/31/06                  1/31/06

                                               Exercisable     Unexercisable    Exercisable   Unexercisable
                                               -----------     -------------    -----------   -------------
                           Shares
                          Acquired
                             on        Value
                          Exercise   Realized   Exercisable     Unexercisable      Value          Value
        Name                 (#)        ($)       Shares            Shares         ($)(1)         ($)(1)
-------------------       ---------  --------   -----------     -------------     ---------      --------
Jeffrey A. Graves             --         --      125,000              --           $ 13,800       $  --
William E. Bachrach           --         --       60,000              --              6,900          --
Charles R. Giesige, Sr.       --         --      150,160              --             37,770          --
Linda R. Hansen               --         --      141,380              --             30,870          --
Stephen E. Markert, Jr.       --         --      203,780              --            115,520          --
Wade H. Roberts Jr.           --         --      406,200              --                 --          --

--------------------------------------

(1) Represents the number of shares covered by the option multiplied by the excess of (i) the closing price for shares of Common Stock ($8.30 per share) on January 31, 2006 over (ii) the aggregate exercise price of the option.

      The Compensation Committee decided, based upon recommendations from both the executive compensation consultant retained by the Committee and the Company's financial personnel and consultants, to vest all outstanding unvested options then held by employees of the Corporation and any of its subsidiaries, granted by the Corporation under the 1996 and 1998 Stock Option Plans, thereby amending the terms of various stock option agreements between C&D and certain of its employees.

Employment Agreements

      On March 24, 2005, Wade H. Roberts, Jr. resigned as President and Chief Executive Officer and as a director of the Company. Pursuant to Mr. Roberts' amended employment agreement with C&D dated as of October 23, 2000, Mr. Roberts received, as a result of his employment termination, 30 days' salary continuation, accrued salary and bonus and reimbursement of expenses through March 24, 2005; and, for the next two years following the termination date, he is entitled to receive his base salary of $545,000 per year, payable in accordance with C&D's standard payroll practices, his targeted bonus amount of 55% of his base salary and continuation of benefits or financial substitutes therefore. Mr. Roberts is further entitled to payment of certain benefits under C&D's Supplemental Executive Retirement Plan equal to 37.50% of his maximum annual benefit, less applicable deductions, which will become payable at age 65. Mr. Roberts has also been provided for up to $15,000 for outplacement and related services incurred within twelve months of his resignation. All terms of the employment agreement that survive its termination remain in full force and effect, including non-competition, non-solicitation and confidentiality provisions.

      On June 22, 2005, upon the  announcement of the appointment of Dr. Jeffrey
A. Graves as President and Chief Executive Officer of the Company, George MacKenzie stepped down as interim President and Chief Executive Officer of the Company, a title Mr. MacKenzie held since March 24, 2005. Mr. MacKenzie continued to provide transition assistance and was paid his current base salary at the semi-monthly rate of $21,458 through July 15, 2005. On July 16, 2005, Mr. MacKenzie was appointed a member of the Nominating/Corporate Governance Committee of the Board of Directors of the Company.

      Mr. Giesige resigned as Vice President and General Manager of the Standby Power & Motive Power Divisions of the Company effective April 1, 2006. Mr. Giesige is currently receiving a severance payment of $235,000 which is being paid in 24 semi-monthly installment payments. The $235,000 is equivalent to his annual base salary rate in effect on the date of his resignation. Mr. Giesige is bound by certain non-competition and non-solicitation obligations and executed a Release upon his departure from the Company.

      In March 2005, Linda R. Hansen expressed her desire to retire as Vice President, General Counsel and Corporate Secretary of the Company. On May 6, 2005, the Compensation Committee of C&D, following the advice of the Board of Directors, authorized the Company to enter into an arrangement with Ms. Hansen to delay her retirement. Under the terms of the agreement, Ms. Hansen was entitled to receive a "retention bonus" upon her last day of work in the lump sum amount of $200,000, net of standard deductions. Effective May 6, 2005, the eligibility requirements for her participation in the C&D Supplemental Executive Retirement Program ("SERP") were waived and she was deemed, as of such date, to have accrued seven and one-half (7.5) full and consecutive years of employment with C&D for purposes of eligibility for, vesting and calculation of her benefits under the SERP, provided that she either remained employed by the Company until August 31, 2005 or prior to such date was involuntarily terminated by C&D without Cause, died, became disabled or terminated her employment by mutual agreement with the Company. On August 31, 2005, Linda R. Hansen retired as Vice President, General Counsel and Corporate Secretary of the Company. Upon her retirement, Ms. Hansen received her retention bonus.

      On December 14, 2005, Stephen E. Markert, Jr., resigned as Vice President, Finance and Chief Financial Officer of the Company. Following the satisfactory completion of certain assigned duties during a period of transition, Mr. Markert was paid the sum of $100,000, net of standard deductions, and was provided up to $10,000 for pre-approved outplacement services, in addition to receiving his regular salary payments during the transition period. Mr. Markert also received a severance payment of $235,700 (which is being paid in 24 semi-monthly installments) which is equivalent to one year of his annual base salary rate in effect on the date of his resignation, and certain vested benefits, as provided for by the terms of Mr. Markert's executive employment agreement dated March 31, 2000. All terms of the employment agreement that survive its termination remain in full force and effect, including non-competition, non-solicitation and confidentiality provisions. Mr. Markert also executed a release upon his resignation.

      Other Executive Employment Agreements

      On February 1, 2006, the Company entered into amended employment agreements with each of the following executive officers: Jeffrey A. Graves, President and Chief Executive Officer, Ian J. Harvie, Vice President and Chief Financial Officer; James D. Dee, Vice President, General Counsel and Corporate Secretary and William E. Bachrach, Vice President and General Manager - Power Electronics Division (the "Executive Officers").

      The Employment Agreements set forth the basic terms of employment for each of the Executive Officers, including base salary, bonus and benefits to which each Executive Officer is entitled during the term of employment and in the event that employment is terminated for various reasons. Each Executive Officer's annual base salary as defined in his respective Employment Agreement is as follows: Dr. Graves: $500,000; Mr. Harvie: $335,000; Mr. Dee: $250,000 and Dr. Bachrach: $225,000. The Employment Agreements are described in further detail below.

Employment Agreement with Dr. Graves

      Dr. Graves' employment agreement entitled him to a guaranteed minimum "Year One Bonus" under the Management Incentive Compensation Plan ("MICP") in the amount of $160,000 (net of standard deductions) provided Dr. Graves remained employed through January 31, 2006, as well as a "Relocation Allowance" of up to $140,000. Dr. Graves' employment agreement provides for a target bonus under the MICP of up to 55% of his annualized base salary depending upon achievement of established company financial performance objectives as well as the Board's assessment of individual performance and contribution toward achievement of established business objectives during the fiscal year. Under his employment agreement, Dr. Graves is entitled to all standard employee benefits in addition to being permitted to participate in the Company's non-qualified deferred compensation plan. Dr. Graves is entitled to a car allowance in the amount of $1,100 per month (subject to normal tax withholdings) and four weeks vacation per calendar year, pro rated. The terms of the severance arrangements provided for in Dr. Graves' employment agreement were amended in February 2006 and are outlined in more detail below.

Amendment to the Employment Agreement with Dr. Graves

      The Amendment to the Employment Agreement with Dr. Graves provides that upon termination by the Company without cause other than as a result of death or disability, or termination by Dr. Graves which is a breach termination, the Company shall continue to pay Dr. Graves his base salary at the rate in effect on the date of termination for a period of two years but any such base salary payments shall commence in the form of normal payroll installments through the period ending as of the end of the second month following the later of (A) the calendar year in which his termination of employment occurs or (B) the taxable year of the Company in which his termination of employment occurs. The balance of such base salary payments shall be made in a single lump sum payable within the fifteen day period immediately following the end of the month in which installment payments are to cease. Additionally, any cash payment equal to his targeted bonus amount as defined in Dr. Graves' original employment agreement shall be paid no later than the 15th day of the third month following the later of (A) the calendar year in which his termination of employment occurs or (B) the taxable year of the Company in which his termination of employment occurs.

      The Amendment to the Employment Agreement with Dr. Graves also provides that the Company shall pay to Dr. Graves within fifteen days following a change of control termination any lump sum amounts as provided in his original employment agreement. The Amendment to the Employment Agreement further provides that the gross-up payment as defined in his original employment agreement shall include all additional taxes and interest imposed under Code Section 409A(a)(1)(B) on the gross-up payment and any severance payment made to Dr. Graves. Additionally, the Amendment to the Employment Agreement provides that any gross-up payment shall be paid by the Company to Dr. Graves within five business days of the receipt of the accounting firm's determination of the gross-up payment, which determination shall be made no later than the end of the second month following the later of (1) the calendar year in which Dr. Graves employment with the Company terminates and (2) the taxable year of the Company in which Dr. Graves' employment with the Company terminates. In the event that such determination can not be made within such period, payment may be made as soon as practicable after such determination can be made.

Employment Agreements with Messrs. Harvie and Dee and Dr. Bachrach

      Each of the Employment Agreements with Messrs. Harvie and Dee and Dr. Bachrach provides that employment shall continue in effect until either party shall give to the other party at least 30 days prior written notice of the termination of the Employment Agreement or until it is terminated due to death, disability or for cause as defined in the Employment Agreements.

      Under their Employment Agreements, Messrs. Harvie and Dee and Dr. Bachrach shall each be entitled: (i) to participate in the Company's Management Incentive Compensation Plan or any successor thereto each year in accordance with criteria and for amounts approved by the Company's Board of Directors, except as may otherwise be delegated to the Company's Compensation Committee or other relevant committee (Executive has a minimum targeted bonus for each fiscal year of 35% of his base salary with the actual payment of any bonus being dependent on the achievement of targeted objectives except as otherwise set forth in Executive's Employment Agreement), and (ii) to be granted options to acquire stock of the Company or other equity awards, to the extent (if any) approved by the Compensation Committee or the relevant committee, under the Company's stock option or equity incentive plans in effect from time to time.

   Benefits Provided Upon Termination of Employment

      Each of the Employment Agreements with Messrs. Harvie and Dee and Dr. Bachrach, respectively, provide for certain benefits in the event of termination of employment. In the event that employment is terminated for any reason, (i) Executive or his estate, as applicable, shall be paid within fifteen business days after the date of termination (A) his base salary through the date of termination, (B) any then-unpaid annual bonus or other incentive compensation that may have earned pursuant to the terms of any applicable incentive compensation or bonus plan of the Company with respect to any fiscal year or other performance period completed prior to the date of termination, and (C) any then-unused accrued vacation pay; (ii) Executive, his beneficiaries and/or his estate, as applicable, shall be entitled to any payments and benefits under the benefits and incentive plans and perquisite programs of the Company, in accordance with the respective terms of those plans and perquisite programs (including without limitation, any conversion option available to you under the Company's life insurance plan(s)); and (iii) Executive or his estate, as applicable, shall be reimbursed for any business expenses incurred prior to termination.

      In the event that employment is terminated by the Company without cause (other than as a result of death or disability), or employment is terminated by employee due to a material breach by the Company either prior to a change of control (as defined in each of Messrs. Harvie and Dee and Dr. Bachrach's respective Employment Agreements) or following two years after the occurrence of a change of control, of the provisions of the Employment Agreement, the Company shall pay Executive an amount equal to his base salary at the rate in effect on the date of termination. Payment of such amount will commence in the form of normal payroll installments through the period ending as of the end of the second month following the later of (A) the calendar year in which the termination of employment occurs or (B) the taxable year of the Company in which the termination of employment occurs. The balance of such payments shall be made in a single lump sum payable within the fifteen day period immediately following the end of the month in which installment payments are to cease. If Executive terminates employment on or after May 1st of a fiscal year, Executive shall be entitled to an annual bonus for that fiscal year, based on the actual bonus earned under the applicable bonus plan for the fiscal year, pro-rated to reflect the number of business days during the fiscal year in which Executive was employed by the Company. This bonus shall be paid only when and if bonuses are paid to other senior executives of the Company for such year, but, if any such bonus is payable, it shall be paid no later than the 15th day of the third month following the later of (A) the calendar year in which the termination of employment occurs or (B) the taxable year of the Company in which the termination of employment occurs.

    Benefits Provided Upon a Change in Control

      A change of control termination means the occurrence of any of the following within 24 months after a change of control: (a) the Executive's employment with the Company is terminated by the Executive pursuant to a termination for good reason (as defined in each of Messrs. Harvie and Dee and Dr. Bachrach's respective Employment Agreements); or (b) the Executive's employment with the Company is terminated by the Company for any reason other than death, disability or for cause. If Executive's employment is terminated within 24 months after a change of control occurs, the Executive shall be entitled to receive, subject to the execution of a release, the payments and benefits set forth below in consideration of the Executive's agreements under their Employment Agreement, including but not limited to the Executive's agreement not to compete with the Company for a period of one year after a change of control termination pursuant to Section 5(a) of the Employment Agreement; provided, however, that any payment made or benefit provided upon a change of control shall be reduced by any amount paid or payable to the Executive and/or the Executive's family with respect to the same type of payment or benefit under any other plan maintained by the Company to avoid duplication of payments or benefits:

      (a) The Company shall pay to the Executive within fifteen days following the change of control termination, a lump sum amount equal to (i) two times the sum of (x) the base salary as in effect immediately before the date of termination (disregarding any reduction thereof in violation of Section 2(a) of the Employment Agreement) and (y) the annual bonus amount. The "annual bonus amount" shall mean the greater of (i) the average of the annual bonuses paid to the Executive with respect to each of the three most recently completed fiscal years of the Company before the date of termination for which a bonus has been paid or (ii) the Executive's targeted bonus amount. The Executive's "targeted bonus amount" shall mean (x) the higher of 35% and the percentage of the Executive's targeted bonus in effect before the date of termination for purposes of determining the Executive's annual bonus for the year in which the termination occurs, times (y) the amount of the Executive's base salary as in effect for the year in which the Executive's termination occurs (disregarding any reduction thereof in violation of Section 2(a) of the Employment Agreement).

      (b) The Company shall for two years after the date of the change of control termination provide the Executive and the Executive's eligible beneficiaries (if applicable) with Welfare Benefits (as defined below) provided to the Executive prior to the change of control termination, other than disability insurance and severance. Notwithstanding the foregoing, to the extent the Company's plans providing Welfare Benefits do not permit the continued participation by the Executive and/or the Executive's eligible beneficiaries or such participation would have an adverse tax impact on such plans or on the other participants in such plans or is otherwise prohibited by applicable law, the Company may instead provide materially equivalent benefits to the Executive and/or the Executive's eligible beneficiaries outside such plans (which, in the case of medical insurance benefits, may be provided by the Company paying a portion of the premium for the continuation of such medical benefits pursuant to the provisions of the Consolidated Omnibus Budget Reconciliation Act ("COBRA") which is equal to the portion of the premium it then pays for active executive employees' medical premiums. The Executive's entitlement to COBRA coverage shall in any event be measured from the date of termination of employment. Furthermore, if the Company is unable to continue the Executive's life insurance coverage, it shall pay the Executive an amount equal to the premium paid during the year prior to termination times the number of months for which such benefits would have otherwise been continued hereunder. The Executive agrees to complete such forms and take such physical examinations as may be reasonably requested by the Company in connection with such life insurance coverage. "Welfare Benefits" means benefits under all health and medical (other than executive physicals), life and other welfare plans (as defined in Section 3(l) of the Employee Retirement Income Security Act of 1974, as amended), in which the Executive was participating immediately prior to the date of termination, except for disability plans and severance plans.

      (c) All outstanding options and restricted stock awards that have been granted to the Executive by the Company at any time but have not yet expired or vested and upon which vesting depends solely upon the Executive's remaining employed by the Company for a specified period of time, shall immediately vest or become nonforfeitable, as the case may be. In the event the foregoing sentence becomes applicable, the Company agrees to cause the Board of Directors to take all steps necessary to implement the foregoing sentence.

      (d) The Company, at its expense, shall provide the Executive with outplacement services at a level appropriate for the most senior level of executive employees through an outplacement firm of the Executive's choice for a period of up to one year after the date of the change of control termination.

Pension Plans

      Pension Plan for Salaried Employees

      The C&D Technologies, Inc. Pension Plan for Salaried Employees (the "Pension Plan") previously covered certain nonunion salaried employees of C&D who either have participated in its predecessor company's pension plan or have completed one year of service with C&D. The Pension Plan is a noncontributory defined benefit plan that provides for normal retirement benefits beginning at age 65 but permits early retirement benefits in certain cases, subject to a reduction of benefits for employees who retire earlier than age 62. The Pension Plan is a qualified plan under Section 401(a) of the Code. The Pension Plan was amended in 2000 to provide that no employees will become eligible to participate in the Pension Plan after December 31, 2000 and to permit certain eligible employees who became eligible to participate during 2000 to elect to cease accruals in the Pension Plan effective December 31, 2000, in order to receive a potentially larger allocation of Company contributions to the C&D Technologies Savings Plan (the "Savings Plan") effective January 1, 2001. The Pension Plan was amended in 2001 to provide that benefits under the Pension Plan became frozen as of December 31, 2001 for all participants (i) who had not attained the age of 65, and (ii) who either (a) had less than 5 years of Eligibility Service, or whose years of Eligibility Service and age totaled less than 60 or (b) had less than 10 years of Eligibility Service, or whose years of Eligibility Service and age totaled less than 57 as of December 31, 2001. Participants whose benefits under the Pension Plan became frozen as of December 31, 2001 became eligible for an enhanced Company contribution under the Savings Plan based on the performance of the Company.

      Under the Pension Plan, the pension payable at normal or late retirement equals 2.1% of a participant's "average pay" (as defined below) during the highest paid 60 consecutive months of the participant's last ten years of employment multiplied by the number of years of credited service up to 15 years (including service with our predecessor company), plus 1.6% of that average pay for each year in excess of 15 years up to a maximum of 15 additional years, reduced by .5% (the "Offset") of Covered Compensation (35-year average of the Social Security wage base ending the year prior to Social Security Normal Retirement Age) multiplied by the participant's years of credited service up to 30 years. The term "average pay" as used in the Pension Plan was amended January 1, 1994 to include salary, overtime, executive incentive compensation, sales bonuses, 30% of sales commissions and any tax deferred contributions to the Savings Plan. An unreduced disability benefit is provided after ten years of eligibility service, and a death benefit to a surviving spouse equal to approximately 50% of the value of the participant's pension benefit at the time of death is provided after five years of eligibility service or age 65. The Code places certain maximum limitations on the amount of benefit that may be paid under a qualified pension plan such as the Pension Plan. The current limitation on an employee's annual benefit is the lesser of $220,000 or the employee's average compensation for the three years that he/she was most highly compensated.

      The following table illustrates the total estimated annual pension benefits that would be provided upon retirement under the benefit formula described above to salaried employees for the specified remuneration and years of credited service classifications set forth below. Benefit amounts shown are computed on a straight life basis, prior to the Offset described above.

                                     Years of  Credited Service (1)(2)(3)
                                   -----------------------------------------

        Average Pay (4)            5         10        20        30        40
---------------------------      ------    ------    ------   -------   -------
$150,000  .................      15,750    31,500    59,250    83,250    83,250

$175,000  .................      18,375    36,750    69,125    97,125    97,125

$220,000 or greater .......      23,100    46,200    86,900   122,100   122,100

----------------

(1) Ms. Hansen has taken an early retirement benefit starting April 1, 2006; her monthly benefit is $544.

(2) Messrs Roberts, Markert and Giesige have a termed vested benefit. Mr. Roberts' monthly benefit at normal retirement is $841, Mr. Market's monthly benefit at normal retirement is $4,867 and Mr. Giesige's monthly benefit at normal retirement is $2,131.

(3) Effective January 1, 2006, the maximum compensation limit is $220,000. Effective January 1, 2005, the maximum compensation limit was $210,000. The limit from January 1, 2004 through December 31, 2004 was $205,000. The limit from January 1, 2002 through December 31, 2003 was $200,000. The limit from January 1, 2000 through December 31, 2001 was $170,000. The limit from January 1, 1997 through December 31, 1999 was $160,000. The limit was $150,000 from January 1, 1994 through December 31, 1996, and, for years prior to January 1, 1994, the limit ranged from $200,000 to $235,840.

(4) The maximum annual benefit of $220,000 will be reduced for pension benefits which begin before, and increased for pension benefits which begin after, the participant's Social Security Normal Retirement Age.

      Supplemental Executive Retirement Plan

      We have adopted a Supplemental Executive Retirement Plan (the "SERP"), covering executives specified from time to time by the Board of Directors (including, among others, Mr. Markert and Ms. Hansen). The SERP is a nonqualified, unfunded defined benefit compensation plan whose purpose is providing upon retirement or other qualifying event additional benefits to participants. The normal form of benefit under the SERP for an unmarried participant is a life annuity and for a married participant is a joint and 50% survivor annuity, although a married participant may elect to have benefits paid in a life annuity, subject to spousal consent. Participants become vested in their benefits under the SERP upon the earlier of the completion of 7 1/2 years of continuous employment with C&D or an affiliate or upon a change in control (as defined in the SERP). The maximum annual benefit for the named officers is $100,000 indexed annually by 4% beginning September 30, 1998. These maximum annual benefits are reduced by (i) the annual accrued benefit under the Pension Plan as of the retirement or other qualifying event (based on a monthly single life annuity) payable at normal retirement age (as defined in the Pension Plan);
(ii) one-half of the participant's social security benefit (as defined in the SERP) that would be payable as of retirement or other qualifying event; and
(iii) the fixed dollar set-off amount established as of December 3, 2003 for certain participants. These fixed set-off amounts for the named executive officers are as follows: Ms. Hansen, $15,134 and Mr. Markert, $67,055. The actual annual benefits payable are the percentages set forth below of the maximum annual benefit, based on the number of years of employment prior to retirement or other qualifying event:

               Years of Employment
            Prior to Qualifying Event              Percentage Benefit
            -------------------------              ------------------
                  less than 7.5                             0.0
                       7.5                                 50.0
                        8                                  53.3
                        9                                  60.0
                       10                                  66.7
                       11                                  73.3
                       12                                  80.0
                       13                                  86.7
                       14                                  93.3
                   15 or more                             100.0

      Participants who retire from C&D or an affiliate before age 65 and after age 62 will receive the actual annual benefit calculated above reduced by 7% per year for each year prior to age 65.

      For participants who have been continuously employed by C&D or an affiliate for at least five years, if the qualifying event is a change of control, the actual annual benefit is determined by multiplying the maximum annual benefit by a fraction (not to exceed 1), the numerator of which is the number of years the participant would have been employed if he/she were continuously employed by C&D or an affiliate through age 65, and the denominator of which is 15. For participants who have been continuously employed by C&D or an affiliate for less than five years, the actual annual benefit is 50% of the amount referred to in the previous sentence. Benefits paid on account of a change of control are made in a single lump sum. A participant's SERP benefit may be forfeited in certain circumstances, including where the participant is terminated for cause or violates a covenant not to compete.

Nonqualified Deferred Compensation Plan

      We have adopted a Nonqualified Deferred Compensation Plan by which certain employees and directors may elect to defer receipt of a designated percentage or amount of their compensation.

Compensation of Directors

      We pay (i) our Chairman of the Board an annual retainer of $65,000 in grants of Common Stock (of which he may elect to receive one-third of such value in cash to permit him to pay a portion of the federal, state and local income taxes he will incur as a result of the receipt of the shares of Common Stock) and our non-employee directors an annual retainer of $25,000 in grants of Common Stock (of which they may elect to receive one-third of such value in cash to permit them to pay a portion of the federal, state and local income taxes they will incur as a result of the receipt of the shares of Common Stock), (ii) the Chairperson of the Audit Committee $10,000 per year, and each of the Chairpersons of the Nominating/Corporate Governance Committee and the Compensation Committee $5,000 per year, (iii) independent members of the Board of Directors $1,750 for each in-person meeting and $750 for each telephonic meeting of the Board, and (iv) members of a committee of the Board of Directors $1,500 for each in-person meeting and $750 for each telephonic meeting of a committee attended. In addition, we grant annually to each non-employee director options to purchase 4,000 shares of Common Stock at the closing price of the Common Stock on the date of grant, which options are vested immediately upon grant. Under the C&D 1998 Stock Option Plan, the Board of Directors has the authority to make additional yearly grants of shares of Common Stock to each non-employee director having a fair market value on the date of the grant that may not exceed 1.25 times the non-employee director's compensation for the applicable annual period. Each of the directors is expected to own a minimum of $100,000 in C&D Common Stock within five years of the date he/she joins the Board.

                          STOCK PRICE PERFORMANCE GRAPH

      The following graph compares on a cumulative basis the yearly percentage change, assuming quarterly dividend reinvestment over the last five fiscal years, in the total stockholder return on the Common Stock, with the total return on the New York Stock Exchange Market Value Index (the "NYSE Market Value Index"), a broad equity market index, and the total return on a selected peer group index (the "SIC Code Peer Group Index"). The SIC Code Peer Group is based on the standard industrial classification codes ("SIC Codes") established by the U.S. government. The index chosen was "Miscellaneous Electrical Equipment and Supplies" and is comprised of all publicly traded companies having the same three-digit SIC Code (369) as C&D. The price of each unit has been set at $100 on January 31, 2001 for the purpose of preparation of the graph.

                 Comparison of Five-Year Cumulative Total Return

                           For year ended January 31,
                 Among C&D Technologies, Inc., NYSE Market Value
                       Index and SIC Code Peer Group Index

          Fiscal Year         C&D            NYSE        Peer Group
          -----------         ---            ----        ----------

             2001           100.0           100.0          100.0

             2002            38.0            89.0           59.0

             2003            31.0            72.0           52.0

             2004            37.0            97.0           90.0

             2005            28.0           106.0           92.0

             2006            15.0           121.0          100.0

                          COMPLIANCE WITH SECTION 16(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

      Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and beneficial owners of 10% or more of the Common Stock to file with the Securities and Exchange Commission initial reports of ownership and periodic reports of changes in ownership of the Common Stock and to provide copies of those filings to us. Based upon a review of those copies and written representations, we believe that for the fiscal year ended January 31, 2006, all of these reports were filed on a timely basis, except one report related to Mr. Harral's deferred compensation and one report related to the purchase of stock by Dr. Bachrach were not filed timely as required pursuant to the two business-day reporting rules under Section 16(a). All of these reports have since been filed.

                                  ANNUAL REPORT

      We are mailing our Annual Report for the fiscal year ended January 31, 2006 together with this Proxy Statement to stockholders of record of C&D as of the close of business on April 20, 2006. We will provide additional copies, without charge, upon the request of stockholders. To obtain copies, you should contact us at C&D Technologies, Inc., 1400 Union Meeting Road, Blue Bell, Pennsylvania 19422, Attention: Investor Relations.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        /s/ James D. Dee
                                        ---------------------
                                        JAMES D. DEE
                                        Secretary

We request that you date and sign the enclosed proxy and return it in the enclosed, self-addressed envelope. No postage is required if you mail it in the United States. Your prompt response will be helpful and we appreciate your cooperation.

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                                       46

                                     ANNEX A

                             C&D TECHNOLOGIES, INC.
                            2007 STOCK INCENTIVE PLAN

                             C&D TECHNOLOGIES, INC.
                            2007 STOCK INCENTIVE PLAN

                                TABLE OF CONTENTS

                                                                            Page

SECTION I.  DEFINITIONS.......................................................1

   1.1   DEFINITIONS..........................................................1

SECTION 2  THE STOCK INCENTIVE PLAN...........................................5

   2.1   PURPOSE OF THE PLAN..................................................5
   2.2   STOCK SUBJECT TO THE PLAN............................................6
   2.3   ADMINISTRATION OF THE PLAN...........................................6
   2.4   ELIGIBILITY AND LIMITS...............................................7

SECTION 3  TERMS OF STOCK INCENTIVES..........................................7

   3.1   TERMS AND CONDITIONS OF ALL STOCK INCENTIVES.........................7
   3.2   TERMS AND CONDITIONS OF OPTIONS......................................9
        (a)    Option Price...................................................9
        (b)    Option Term....................................................9
        (c)    Payment.......................................................10
        (d)    Conditions to the Exercise of an Option.......................10
        (e)    Termination of Incentive Stock Option.........................10
        (f)    Special Provisions for Certain Substitute Options.............11
   3.3   TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS...................11
        (a)    Settlement....................................................11
        (b)    Conditions to Exercise........................................11
   3.4   TERMS AND CONDITIONS OF STOCK AWARDS................................12
   3.5   TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS..................12
        (a)    Payment.......................................................12
        (b)    Conditions to Payment.........................................12
   3.6   TERMS AND CONDITIONS OF PERFORMANCE UNIT AWARDS.....................13
        (a)    Payment.......................................................13
        (b)    Conditions to Payment.........................................13
   3.7   TERMS AND CONDITIONS OF PHANTOM SHARES..............................13
        (a)    Payment.......................................................13
        (b)    Conditions to Payment.........................................13
   3.8   TREATMENT OF AWARDS UPON TERMINATION OF EMPLOYMENT..................14

SECTION 4  RESTRICTIONS ON STOCK.............................................14

   4.1   ESCROW OF SHARES....................................................14
   4.2   RESTRICTIONS ON TRANSFER............................................14

SECTION 5  GENERAL PROVISIONS................................................15

   5.1   WITHHOLDING.........................................................15
   5.2   CHANGES IN CAPITALIZATION; MERGER; LIQUIDATION......................15
   5.3   COMPLIANCE WITH CODE................................................16
   5.4   RIGHT TO TERMINATE EMPLOYMENT OR SERVICE............................16
   5.5   NON-ALIENATION OF BENEFITS..........................................16
   5.6   RESTRICTIONS ON DELIVERY AND SALE OF SHARES; LEGENDS................16
   5.7   LISTING AND LEGAL COMPLIANCE........................................17
   5.8   TERMINATION AND AMENDMENT OF THE PLAN...............................17
   5.9   STOCKHOLDER APPROVAL................................................17
   5.10  CHOICE OF LAW.......................................................17
   5.11  EFFECTIVE DATE OF PLAN..............................................18

                             C&D TECHNOLOGIES, INC.
                            2007 STOCK INCENTIVE PLAN

                             SECTION I. DEFINITIONS

      1.1 Definitions. Whenever used herein, the masculine pronoun will be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases are used herein with the meaning thereafter ascribed:

            (a)   "Affiliate" means:

                  (1) Any Subsidiary or Parent,

                  (2)  An  entity   that   directly   or  through  one  or  more
            intermediaries controls, is controlled by, or is under common control with the Company, as determined by the Company, or

                  (3) Any  entity in which the  Company  has such a  significant interest that the Company determines it should be deemed an "Affiliate", as determined in the sole discretion of the Company.

            (b) "Board of Directors" means the board of directors of the Company.

            (c) "Code" means the Internal Revenue Code of 1986, as amended.

            (d) "Committee" means the Compensation Committee appointed by the Board of Directors to administer the Plan. The Board of Directors shall consider the advisability of whether the members of the Committee shall consist solely of two or more members of the Board of Directors who are both "outside directors" as defined in Treas. Reg. ss. 1.162-27(e) as promulgated by the Internal Revenue Service and "non-employee directors" as defined in Rule 16b-3(b)(3) as promulgated under the Exchange Act, and if applicable, who satisfy the requirements of the national securities exchange or nationally recognized quotation or market system on which the Stock is then traded. Notwithstanding the foregoing, with respect to Stock Incentives awarded by an officer or officers of the Company pursuant to
      Section 2.3(b), the "Committee" as used in the Plan shall mean such officer or officers, unless the context would clearly indicate otherwise.

            (e) "Company" means C&D Technologies, Inc., a Delaware corporation.

            (f) "Disability" has the same meaning as provided in the long-term disability plan or policy maintained or, if applicable, most recently maintained, by the Company or, if applicable, any Affiliate of the Company for the Participant. If no long-term disability plan or policy was ever maintained on behalf of the Participant or, if the determination of

      Disability relates to an Incentive Stock Option, Disability means that condition described in Code Section 22(e)(3), as amended from time to time. In the event of a dispute, the determination of Disability will be made by the Committee and will be supported by advice of a physician competent in the area to which such Disability relates.

            (g) "Dividend Equivalent Rights" means certain rights to receive cash payments as described in Section 3.5.

            (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

            (i) "Fair Market Value" refers to the determination of the value of a share of Stock as of a date, determined as follows:

                  (1) if the shares of Stock are actively traded on any national securities exchange or any nationally recognized quotation or market system (including, without limitation Nasdaq), Fair Market Value shall mean the price at which Stock shall have been sold on such date or on the trading day immediately preceding such date, as reported by any such exchange or system selected by the Committee on which the shares of Stock are then traded;

                  (2) if the shares of Stock are not actively traded on any such exchange or system, Fair Market Value shall mean the price for the Stock on such date, or on the trading day immediately preceding such date, as reported by such exchange or system; or

                  (3) if the shares of Stock are not actively traded or reported on any exchange or system on such date or on the business day immediately preceding such date, Fair Market Value shall mean the fair market value of a share of Stock as determined by the Committee taking into account such facts and circumstances deemed to be material by the Committee to the value of the Stock in the hands of the Participant.

      Notwithstanding the foregoing, for purposes of Paragraph (1), (2), or (3) above, the Committee may use the closing price as of the indicated date, the average price or value as of the indicated date or for a period certain ending on the indicated date, the price determined at the time the transaction is processed, the tender offer price for shares of Stock, or any other method which the Committee determines is reasonably indicative of the fair market value of the Stock; provided further, that for purposes of granted Non-Qualified Stock Options or Stock Appreciation Rights, Fair Market Value of Stock shall be determined in accordance with the requirements of Code Section 409A, and for purposes of granting Incentive Stock Options, Fair Market Value of Stock shall be determined in accordance with the requirements of Code Section 422.

            (j) "Incentive Stock Option" means an incentive stock option within the meaning of Section 422 of the Internal Revenue Code.

            (k) "Non-Qualified Stock Option" means a stock option that is not an Incentive Stock Option

            (l) "Option" means a Non-Qualified Stock Option or an Incentive Stock Option.

            (m) "Over 10% Owner" means an individual who at the time an Incentive Stock Option to such individual is granted owns Stock possessing more than 10% of the total combined voting power of the Company or one of its Subsidiaries, determined by applying the attribution rules of Code
      Section 424(d).

            (n) "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, with respect to Incentive Stock Options, at the time of the granting of the Option, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A Parent shall include any entity other than a corporation to the extent permissible under Section 424(f) or regulations and rulings thereunder.

            (o) "Participant" means an individual who receives a Stock Incentive hereunder.

            (p) "Performance Goals" means the measurable performance objectives, if any, established by the Committee for a Performance Period that are to be achieved with respect to a Stock Incentive granted to a Participant under the Plan and that are intended by the Committee to constitute objective goals for purposes of Code Section 162(m). Performance Goals may be described in terms of Company-wide objectives, in terms of objectives that are related to performance of the division, Affiliate, department or function within the Company or an Affiliate in which the Participant receiving the Stock Incentive is employed or on which the Participant's efforts have the most influence, or in terms of the Company's performance relative to the performance of one or more companies selected by the Committee. The Performance Goals established by the Committee for any Performance Period under the Plan, which may be measured on an absolute basis or relative to a peer group, index, or other comparator group, will consist of one or more of the following in relation to target objectives:

                  (i) earnings per share and/or growth in earnings per share, excluding the effect of extraordinary or nonrecurring items;

                  (ii) operating cash flow and/or growth in operating cash flow;

                  (iii) free cash flow  and/or  growth in free cash flow;

                  (iv) net income and/or growth in net income, excluding the effect of extraordinary or nonrecurring items;

                  (v)   revenue and/or growth in revenue;

                  (vi) total shareholder return (measured as the total of the appreciation of and dividends declared on the Stock);

                  (vii)   return on invested capital;

                  (viii)  return on shareholder equity;

                  (ix)    return on assets in relation;

                  (x)     return on common book equity;

                  (xi)    market share;

                  (xii)   economic value added;

                  (xiii)  stock price;

                  (xiv) operating income and/or operating income as a percentage of revenue;

                  (xv)    EBIT and/or EBITDA;

                  (xvi)   Sarbanes-Oxley deficiencies;

                  (xvii) selling, general and administrative expenses as a percentage of revenue;

                  (xviii) cost reduction goals; or

                  (xix)   any combination of the foregoing.

      If the Committee determines that, as a result of a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or any other events or circumstances, the Performance Goals are no longer suitable, the Committee may in its discretion modify such Performance Goals or the related minimum acceptable level of achievement, in whole or in part, with respect to a period as the Committee deems appropriate and equitable, except where such action would result in the loss of the otherwise available exemption of the Stock Incentive under Section 162(m) of the Code, if applicable. In such case, the Committee will not make any modification of the Performance Goals or minimum acceptable level of achievement.

            (q) "Performance Period" means, with respect to a Stock Incentive, a period of time within which the Performance Goals relating to such Stock Incentive are to be measured. The Performance Period will be established by the Committee at the time the Stock Incentive is granted.

            (r) "Performance Unit Award" refers to a performance unit award as described in Section 3.6.

            (s) "Plan" means the C&D  Technologies,  Inc.  2007 Stock  Incentive
      Plan.

            (t)  "Restricted  Stock  Units"  refers to the rights  described  in
      Section 3.7.

            (u) "Stock" means the Company's common stock.

            (v) "Stock Appreciation Right" means a stock appreciation right described in Section 3.3.

            (w) "Stock Award" means a stock award described in Section 3.4.

            (x) "Stock Incentive Agreement" means an agreement between the Company and a Participant or other documentation evidencing an award of a Stock Incentive.

            (y) "Stock Incentive Program" means a written program established by the Committee, pursuant to which Stock Incentives are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program.

            (z) "Stock Incentives" means, collectively, Dividend Equivalent Rights, Incentive Stock Options, Non-Qualified Stock Options, Performance Unit Awards, Restricted Stock Units, Stock Appreciation Rights and Stock Awards.

            (aa) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. A "Subsidiary" shall include any entity other than a corporation to the extent permissible under Section 424(f) or regulations or rulings thereunder.

            (bb) "Termination of Employment" means the termination of the employment relationship between a Participant and the Company and its Affiliates, regardless of whether severance or similar payments are made to the Participant for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement. The Committee will, in its absolute discretion, determine the effect of all matters and questions relating to a Termination of Employment as it affects a Stock Incentive, including, but not by way of limitation, the question of whether a leave of absence constitutes a Termination of Employment. With respect to directors and consultants, "Termination of Employment" shall mean the termination of services by such director or consultant for the Company and its Affiliates.

                       SECTION 2 THE STOCK INCENTIVE PLAN

      2.1 Purpose of the Plan. The Plan is intended to (a) provide incentives to certain officers, employees, directors and consultants of the Company and its Affiliates to stimulate their efforts toward the continued success of the Company and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company; (b) encourage stock ownership by certain officers, employees, directors and consultants by providing them with a means to acquire a proprietary interest in the Company, acquire shares of Stock, or to receive compensation which is based upon appreciation in the value of Stock; and (c) provide a means of obtaining, rewarding and retaining officers, employees, directors, and consultants.

      2.2 Stock Subject to the Plan.  Subject to  adjustment in accordance  with
Section 5.2, One Million Five Hundred Thousand (1,500,000) shares of Stock (the "Maximum Plan Shares") are hereby reserved exclusively for issuance upon exercise or payment pursuant to Stock Incentives, all or any of which may be pursuant to any one or more Stock Incentive, including without limitation, Incentive Stock Options. The shares of Stock attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Stock Incentive that is forfeited or cancelled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full and will again be available for purposes of the Plan. For purpose of determining the number of shares of Stock issued upon the exercise, settlement or grant of a Stock Incentive under this Section, any shares of Stock withheld to satisfy tax withholding obligations shall be considered issued under the Plan and the number of shares of Stock for which a Stock Appreciation Right is settled, whether in cash or Stock, shall be considered issued under the Plan, regardless of the number of shares of Stock actually issued with respect to such settlement.

      2.3 Administration of the Plan.

            (a) The Plan is administered by the Committee. The Committee has full authority in its discretion to determine the officers, employees, directors and consultants of the Company or its Affiliates to whom Stock Incentives will be granted and the terms and provisions of Stock Incentives, subject to the Plan. Subject to the provisions of the Plan, the Committee has full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Stock Incentive Agreements and to make all other determinations necessary or advisable for the proper administration of the Plan. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). The Committee's decisions are final and binding on all Participants. Each member of the Committee shall serve at the discretion of the Board of Directors and the Board of Directors may from time to time remove members from or add members to the Committee. Vacancies on the Committee shall be filled by the Board of Directors.

            (b) Notwithstanding any other provision of this Plan, the Board of Directors may by resolution authorize one or more officers of the Company to do one or both of the following: (1) designate individuals (other than officers of the Company or any Affiliate) to receive Stock Incentives under the Plan, and (2) determine the number of shares of Stock subject to such Stock Incentives; provided however, that the resolution shall specify the total number of shares of Stock that may be awarded subject to such Stock Incentives.

            2.4 Eligibility and Limits. Stock Incentives may be granted only to officers, employees, directors, and consultants of the Company or any Affiliate of the Company; provided, however, that an Incentive Stock Option may only be granted to an employee of the Company or any Parent or Subsidiary. In the case of Incentive Stock Options, the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of Stock with respect to which stock options intended to meet the requirements of Code Section 422 become exercisable for the first time by an individual during any calendar year under all plans of the Company and its Subsidiaries may not exceed $100,000; provided further, that if the limitation is exceeded, the Incentive Stock Option(s) which cause the limitation to be exceeded will be treated as Non-Qualified Stock Option(s). To the extent required under Section 162(m) of the Code and the regulations thereunder, as applicable, for compensation to be treated as qualified performance-based compensation, subject to adjustment in accordance with Section 5.2, the maximum number of shares of Stock with respect to which (a) Options, (b) Stock Appreciation Rights, or (c) other Stock Incentives to the extent they are granted with the intent that they qualify as qualified performance-based compensation under Section 162(m) of the Code may be granted during any calendar year to any employee may not exceed two hundred thousand (200,000) and the maximum aggregate dollar amount (determined at the date of grant) of Performance Unit Awards that may be granted to any employee may not exceed $1,000,000. . If, after grant, the exercise price of an Option is reduced or the base amount on which a Stock Appreciation Right is calculated is reduced, the transaction shall be treated as the cancellation of the Option or the Stock Appreciation Right, as applicable, and the grant of a new Option or Stock Appreciation Right, as applicable. If an Option or Stock Appreciation Right is deemed to be cancelled as described in the preceding sentence, the Option or Stock Appreciation Right that is deemed to be canceled and the Option or Stock Appreciation Right that is deemed to be granted shall both be counted against the maximum number of shares for which Options or Stock Appreciation Rights may be granted to an employee as described in this Section 2.4.

                       SECTION 3 TERMS OF STOCK INCENTIVES

            3.1 Terms and Conditions of All Stock Incentives.

            (a) The number of shares of Stock as to which a Stock Incentive may be granted will be determined by the Committee in its sole discretion, subject to the provisions of Section 2.2 as to the total number of shares available for grants under the Plan and subject to the limits in Section 2.4.

            (b)  Each  Stock  Incentive  will  either  be  evidenced  by a Stock
      Incentive Agreement in such form and containing such, terms, conditions and restrictions as the Committee may determine to be appropriate, including without limitation, Performance Goals, if any, that must be achieved as a condition to vesting or settlement of the Stock Incentive, or be made subject to the terms of a Stock Incentive Program, containing such terms, conditions and restrictions as the Committee may determine to be appropriate, including without limitation, Performance Goals that must be achieved as a condition to vesting or settlement of the Stock Incentive. Performance Goals, if any, attributable to any Stock Incentive which is intended to be "performance-based" compensation under Code Section 162(m) shall be established within ninety (90) days of the first day of a Performance Period. At the time any Performance Goals are established, the outcome as to whether the Performance Goals will be met must be substantially uncertain. If any Performance Goals are established as a condition to vesting or settlement of a Stock Incentive, the Committee shall certify in writing that the applicable Performance Goals were in fact satisfied before such Stock Incentive is vested or settled, as applicable. Each Stock Incentive Agreement or Stock Incentive Program is subject to the terms of the Plan and any provisions contained in the Stock Incentive Agreement or Stock Incentive Program that are inconsistent with the Plan are null and void. To the extent a Stock Incentive is subject to Performance Goals with the intent that the Stock Incentive constitute performance-based compensation under Code Section 162(m), the Committee shall comply with all applicable requirements under Code Section 162(m) and the rules and regulations promulgated thereunder in granting and settling such Stock Incentive. The Committee may, but is not required to, structure any Stock Incentive so as to qualify as performance-based compensation under Code Section 162(m).

            (c) A Stock Incentive may vest based upon the attainment of one or more Performance Goals, over a period of time or both. Except with respect to Stock Incentives granted to directors, each Stock Incentive shall vest no earlier than (1) with respect to Stock Incentives which vest upon the attainment of Performance Goals, two years following the date of grant and
      (2) with respect to any other Stock Incentive, ratably over the three year period following the date of grant; provided, however, that a Stock Incentive may vest earlier in the event of the holder's death, disability, or termination without cause or upon a change of control of the Company, as the Committee may provide in the applicable Stock Incentive Agreement or Stock Incentive Program. A Stock Incentive which vests either on the attainment of one or more Performance Goals or over time, may vest according the earlier of such two schedules.

            (d) The date as of which a Stock Incentive is granted will be the date on which the Committee has approved the terms and conditions of the Stock Incentive and has determined the recipient of the Stock Incentive and the number of shares, if any, covered by the Stock Incentive, and has taken all such other actions necessary to complete the grant of the Stock Incentive.

            (e) Any Stock Incentive may be granted in connection with all or any portion of a previously or contemporaneously granted Stock Incentive. Exercise or vesting of a Stock Incentive granted in connection with another Stock Incentive may result in a pro rata surrender or cancellation of any related Stock Incentive, as specified in the applicable Stock Incentive Agreement or Stock Incentive Program.

            (f) Stock Incentives are not transferable or assignable except by will or by the laws of descent and distribution and are exercisable, during the Participant's lifetime, only by the Participant; or in the event of the Disability of the Participant, by the legal representative of the Participant; or in the event of death of the Participant, by the legal representative of the Participant's estate or if no legal representative has been appointed, by the successor in interest determined under the Participant's will; except to the extent that the Committee may provide otherwise as to any Stock Incentives other than Incentive Stock Options.

            (g) After the date of grant of a Stock Incentive, the Committee may, in its sole discretion, modify the terms and conditions of a Stock Incentive, except to the extent that such modification would be inconsistent with other provisions of the Plan or would adversely affect the rights of a Participant under the Stock Incentive (except as otherwise permitted under the Plan), or to the extent that the mere possession (as opposed to the exercise) of such power would result in adverse tax consequences to any Participant under Code Section 409A.

      3.2 Terms and Conditions of Options. Each Option granted under the Plan must be evidenced by a Stock Incentive Agreement. At the time any Option is granted, the Committee will determine whether the Option is to be an Incentive Stock Option described in Code Section 422 or a Non-Qualified Stock Option, and the Option must be clearly identified as to its status as an Incentive Stock Option or a Non-Qualified Stock Option. Incentive Stock Options may only be granted to employees of the Company or any Subsidiary or Parent. At the time any Incentive Stock Option granted under the Plan is exercised, the Company will be entitled to legend the certificates representing the shares of Stock purchased pursuant to the Option to clearly identify them as representing the shares purchased upon the exercise of an Incentive Stock Option. An Incentive Stock Option may only be granted within ten (10) years from the earlier of the date the Plan is adopted or approved by the Company's stockholders.

            (a) Option Price.  Subject to adjustment in accordance  with Section
      5.2 and the other provisions of this Section 3.2, the exercise price (the "Exercise Price") per share of Stock purchasable under any Option must be as set forth in the applicable Stock Incentive Agreement, but in no event may it be less than the Fair Market Value on the date the Option is granted. With respect to each grant of an Incentive Stock Option to a Participant who is an Over 10% Owner, the Exercise Price may not be less than 110% of the Fair Market Value on the date the Option is granted. Except as provided in Section 5.2, without approval of the Company's stockholders the exercise price of an Option may not be amended or modified after the grant of the Option, and an Option may not be surrendered in consideration of, or in exchange for, the grant of a new Option having an exercise price below that of the Option that was surrendered, Stock or cash.

            (b) Option Term. Any Incentive Stock Option granted to a Participant who is not an Over 10% Owner is not exercisable after the expiration of ten (10) years after the date the Option is granted. Any Incentive Stock Option granted to an Over 10% Owner is not exercisable after the expiration of five (5) years after the date the Option is granted. The term of any Non-Qualified Stock Option shall be as specified in the applicable Stock Incentive Agreement.

            (c) Payment. Payment for all shares of Stock purchased pursuant to exercise of an Option will be made in any form or manner authorized by the Committee in the Stock Incentive Agreement or by amendment thereto, including, but not limited to, cash or, if the Stock Incentive Agreement provides:

                  (i) by  delivery to the Company of a number of shares of Stock which have been owned by the holder for at least six (6) months prior to the date of exercise having an aggregate Fair Market Value of not less than the product of the Exercise Price multiplied by the number of shares the Participant intends to purchase upon exercise of the Option on the date of delivery;

                  (ii) in a cashless exercise through a broker, except if and to the extent prohibited by law as to officers and directors, including without limitation, the Sarbanes-Oxley Act of 2002, as amended; or

                  (iii) by having a number of shares of Stock withheld, the Fair
            Market Value of which as of the date of exercise is sufficient to satisfy the Exercise Price.

      In its discretion, the Committee also may authorize (at the time an Option is granted or thereafter) Company financing to assist the Participant as to payment of the Exercise Price on such terms as may be offered by the Committee in its discretion, except to the extent prohibited by law as to officers and directors, including without limitation, the Sarbanes-Oxley Act of 2002, as amended. Payment must be made at the time that the Option or any part thereof is exercised, and no shares may be issued or delivered upon exercise of an Option until full payment has been made by the Participant. The holder of an Option, as such, has none of the rights of a stockholder.

            (d) Conditions to the Exercise of an Option. Each Option granted under the Plan is exercisable by whom, at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the Stock Incentive Agreement; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may modify the terms of an Option to the extent not prohibited by the terms of the Plan, including, without limitation, accelerating the time or times at which such Option may be exercised in whole or in part, including, without limitation, upon a change in control and may permit the Participant or any other designated person to exercise the Option, or any portion thereof, for all or part of the remaining Option term, notwithstanding any provision of the Stock Incentive Agreement to the contrary; provided, however, that the Committee shall not have such power to the extent that the mere possession (as opposed to the exercise) of such power would result in adverse tax consequences to any Participant under Code Section 409A.

            (e) Termination of Incentive Stock Option. With respect to an Incentive Stock Option, in the event of Termination of Employment of a Participant, the Option or portion thereof held by the Participant which is unexercised will expire, terminate, and become unexercisable no later than the expiration of three (3) months after the date of Termination of Employment; provided, however, that in the case of a holder whose

      Termination of Employment is due to death or Disability, one (1) year will be substituted for such three (3) month period; provided, further that such time limits may be exceeded by the Committee under the terms of the grant, in which case, the Incentive Stock Option will be a Non-Qualified Option if it is exercised after the time limits that would otherwise apply. For purposes of this Subsection (e), Termination of Employment of the Participant will not be deemed to have occurred if the Participant is employed by another corporation (or a parent or subsidiary corporation of such other corporation) which has assumed the Incentive Stock Option of the Participant in a transaction to which Code Section 424(a) is applicable.

            (f) Special Provisions for Certain Substitute Options. Notwithstanding anything to the contrary in this Section 3.2, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Code
      Section 424(a) is applicable, may provide for an exercise price computed in accordance with such Code Section and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued option being replaced thereby.

            (g) No Reload Grants. Options shall not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of shares of Stock to the Company in payment of the exercise price and/or tax withholding obligation under any other option held by a Participant.

      3.3 Terms and Conditions of Stock Appreciation Rights. Each Stock Appreciation Right granted under the Plan must be evidenced by a Stock Incentive Agreement. A Stock Appreciation Right entitles the Participant to receive the excess of (1) the Fair Market Value of a specified or determinable number of shares of the Stock at the time of payment or exercise over (2) a specified or determinable price which may not be less than the Fair Market Value of the Stock on the date of grant. A Stock Appreciation Right granted in connection with a Stock Incentive may only be exercised to the extent that the related Stock Incentive has not been exercised, paid or otherwise settled.

            (a) Settlement. Upon settlement of a Stock Appreciation Right, the Company must pay to the Participant the appreciation in cash or shares of Stock (valued at the aggregate Fair Market Value on the date of payment or exercise) as provided in the Stock Incentive Agreement or, in the absence of such provision, as the Committee may determine.

            (b) Conditions to Exercise. Each Stock Appreciation Right granted under the Plan is exercisable or payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the Stock Incentive Agreement; provided, however, that subsequent to the grant of a Stock Appreciation Right, the Committee, at any time before complete termination of such Stock Appreciation Right, may accelerate the time or times at which such Stock Appreciation Right may be exercised or paid in whole or in part provided, further, however, that the

      Committee shall not have such power to the extent that the mere possession (as opposed to the exercise) of such power would result in adverse tax consequences to any Participant under Code Section 409A. .

            (c) No Repricing. Except as provided in Section 5.2, without the approval of the Company's stockholders the price of a Stock Appreciation Right may not be amended or modified after the grant of the Stock Appreciation Right, and a Stock Appreciation Right may not be surrendered in consideration of, or in exchange for, the grant of a new Stock Appreciation Right having a price below that of the Stock Appreciation Right that was surrendered, Stock or cash.

      3.4 Terms and Conditions of Stock Awards. The number of shares of Stock subject to a Stock Award and restrictions or conditions on such shares, if any, will be as the Committee determines, and the certificate for such shares will bear evidence of any restrictions or conditions. Subsequent to the date of the grant of the Stock Award, the Committee has the power to permit, in its discretion, an acceleration of the expiration of an applicable restriction period with respect to any part or all of the shares awarded to a Participant. The Committee may require a cash payment from the Participant in an amount no greater than the aggregate Fair Market Value of the shares of Stock awarded determined at the date of grant in exchange for the grant of a Stock Award or may grant a Stock Award without the requirement of a cash payment.

      3.5 Terms and Conditions of Dividend Equivalent Rights. A Dividend Equivalent Right entitles the Participant to receive payments from the Company in an amount determined by reference to any cash dividends paid on a specified number of shares of Stock to Company stockholders of record during the period such rights are effective. The Committee may impose such restrictions and conditions on any Dividend Equivalent Right as the Committee in its discretion shall determine, including the date any such right shall terminate and may reserve the right to terminate, amend or suspend any such right at any time.

            (a) Payment. Payment in respect of a Dividend Equivalent Right may be made by the Company in cash or shares of Stock (valued at Fair Market Value as of the date payment is owed) as provided in the Stock Incentive Agreement or Stock Incentive Program, or, in the absence of such provision, as the Committee may determine.

            (b) Conditions to Payment. Each Dividend Equivalent Right granted under the Plan is payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the applicable Stock Incentive Agreement or Stock Incentive Program; provided, however, that subsequent to the grant of a Dividend Equivalent Right, the Committee, at any time before complete termination of such Dividend Equivalent Right, may accelerate the time or times at which such Dividend Equivalent Right may be paid in whole or in part; provided, however, that the Committee shall not have such power to the extent that the mere possession (as opposed to the exercise) of such power would result in adverse tax consequences to any Participant under Code Section 409A.

      3.6 Terms and Conditions of Performance Unit Awards. A Performance Unit Award shall entitle the Participant to receive, at a specified future date, payment of an amount equal to all or a portion of the value of a specified or determinable number of units (stated in terms of a designated or determinable dollar amount per unit) granted by the Committee. At the time of the grant, the Committee must determine the base value of each unit, the number of units subject to a Performance Unit Award, and the Performance Goals applicable to the determination of the ultimate payment value of the Performance Unit Award. The Committee may provide for an alternate base value for each unit under certain specified conditions.

            (a) Payment. Payment in respect of Performance Unit Awards may be made by the Company in cash or shares of Stock (valued at Fair Market Value as of the date payment is owed) as provided in the applicable Stock Incentive Agreement or Stock Incentive Program or, in the absence of such provision, as the Committee may determine.

            (b) Conditions to Payment. Each Performance Unit Award granted under the Plan shall be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee may specify in the applicable Stock Incentive Agreement or Stock Incentive Program; provided, however, that subsequent to the grant of a Performance Unit Award, the Committee, at any time before complete termination of such Performance Unit Award, may accelerate the time or times at which such Performance Unit Award may be paid in whole or in part; provided, however, that the Committee shall not have such power to the extent that the mere possession (as opposed to the exercise) of such power would result in adverse tax consequences to any Participant under Code Section 409A.

      3.7 Terms and Conditions of Restricted Stock Units. Restricted Stock Units shall entitle the Participant to receive, at a specified future date or event, payment of an amount equal to all or a portion of the Fair Market Value of a specified number of shares of Stock at the end of a specified period. At the time of the grant, the Committee will determine the factors which will govern the portion of the Restricted Stock Units so payable, including, at the discretion of the Committee, any performance criteria that must be satisfied as a condition to payment. Restricted Stock Unit awards containing performance criteria may be designated as performance share awards.

            (a) Payment. Payment in respect of Restricted Stock Units may be made by the Company in cash or shares of Stock (valued at Fair Market Value as of the date payment is owed) as provided in the applicable Stock Incentive Agreement or Stock Incentive Program, or, in the absence of such provision, as the Committee may determine.

            (b) Conditions to Payment. Each Restricted Stock Unit granted under the Plan is payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee may specify in the applicable Stock Incentive Agreement or Stock Incentive Program; provided, however, that subsequent to the grant of a Restricted Stock Unit, the Committee, at any time before complete termination of such Restricted Stock Unit, may accelerate the time or times at which such Restricted

      Stock Unit may be paid in whole or in part; provided, however, that the Committee shall not have such power to the extent that the mere possession (as opposed to the exercise) of such power would result in adverse tax consequences to any Participant under Code Section 409A.

      3.8 Treatment of Awards Upon Termination of Employment. Except as otherwise provided by Plan Section 3.2(e), any award under this Plan to a Participant who has experienced a Termination of Employment or termination of some other service relationship with the Company and its Affiliates may be cancelled, accelerated, paid or continued, as provided in the applicable Stock Incentive Agreement or Stock Incentive Program, or, as the Committee may otherwise determine to the extent not prohibited by the Plan provided, however, that the Committee shall not have such power to the extent that the mere possession (as opposed to the exercise) of such power would result in adverse tax consequences to any Participant under Code Section 409A. The portion of any award exercisable in the event of continuation or the amount of any payment due under a continued award may be adjusted by the Committee to reflect the Participant's period of service from the date of grant through the date of the Participant's Termination of Employment or other service relationship or such other factors as the Committee determines are relevant to its decision to continue the award.

                         SECTION 4 RESTRICTIONS ON STOCK

      4.1 Escrow of Shares. Any certificates representing the shares of Stock issued under the Plan will be issued in the Participant's name, but, if the applicable Stock Incentive Agreement or Stock Incentive Program so provides, the shares of Stock will be held by a custodian designated by the Committee (the "Custodian"). Each applicable Stock Incentive Agreement or Stock Incentive Program providing for transfer of shares of Stock to the Custodian must appoint the Custodian as the attorney-in-fact for the Participant for the term specified in the applicable Stock Incentive Agreement or Stock Incentive Program, with full power and authority in the Participant's name, place and stead to transfer, assign and convey to the Company any shares of Stock held by the Custodian for such Participant, if the Participant forfeits the shares under the terms of the applicable Stock Incentive Agreement or Stock Incentive Program. During the period that the Custodian holds the shares subject to this Section, the Participant is entitled to all rights, except as provided in the applicable Stock Incentive Agreement or Stock Incentive Program, applicable to shares of Stock not so held. Any dividends declared on shares of Stock held by the Custodian must, as provided in the applicable Stock Incentive Agreement or Stock Incentive Program, be paid directly to the Participant or, in the alternative, be retained by the Custodian or by the Company until the expiration of the term specified in the applicable Stock Incentive Agreement or Stock Incentive Program and shall then be delivered, together with any proceeds, with the shares of Stock to the Participant or to the Company, as applicable.

      4.2 Restrictions on Transfer. The Participant does not have the right to make or permit to exist any disposition of the shares of Stock issued pursuant to the Plan except as provided in the Plan or the applicable Stock Incentive Agreement or Stock Incentive Program. Any disposition of the shares of Stock issued under the Plan by the Participant not made in accordance with the Plan or the applicable Stock Incentive Agreement or Stock Incentive

Program will be void. The Company will not recognize, or have the duty to recognize, any disposition not made in accordance with the Plan and the applicable Stock Incentive Agreement or Stock Incentive Program, and the shares so transferred will continue to be bound by the Plan and the applicable Stock Incentive Agreement or Stock Incentive Program.

                          SECTION 5 GENERAL PROVISIONS

      5.1 Withholding. The Company must deduct from all cash distributions under the Plan any taxes required to be withheld by federal, state or local government. Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan or upon the vesting of any Stock Award, the Company has the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and local tax withholding requirements prior to the delivery of any certificate or certificates for such shares or the vesting of such Stock Award. A Participant may pay the withholding obligation in cash, or, if and to the extent the applicable Stock Incentive Agreement or Stock Incentive Program so provides, a Participant may elect to have the number of shares of Stock he is to receive reduced by, or tender back to the Company, the smallest number of whole shares of Stock which, when multiplied by the Fair Market Value of the shares of Stock determined as of the Tax Date (defined below), is sufficient to satisfy federal, state and local, if any, withholding obligation arising from exercise or payment of a Stock Incentive (a "Withholding Election").

      5.2 Changes in Capitalization; Merger; Liquidation.

            (a) The number of shares of Stock reserved for the grant of Options, Dividend Equivalent Rights, Performance Unit Awards, Restricted Stock Units, Stock Appreciation Rights and Stock Awards; the number of shares of Stock reserved for issuance upon the exercise or payment, as applicable, of each outstanding Option, Dividend Equivalent Right, Performance Unit Award, Restricted Stock Unit and Stock Appreciation Right and upon vesting or grant, as applicable, of each Stock Award; the Exercise Price of each outstanding Option, the specified number of shares of Stock to which each outstanding Dividend Equivalent Right, Performance United Award, Restricted Stock Unit and Stock Appreciation Right pertains and the maximum number of shares as to which Options and Stock Appreciation Rights may be granted, may be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a subdivision or combination of shares or the payment of a stock dividend in shares of Stock to holders of outstanding shares of Stock or any other increase or decrease in the number of shares of Stock outstanding effected without receipt of consideration by the Company.

            (b)  In  the  event  of  a  merger,  consolidation,  reorganization, extraordinary dividend, spin-off, sale of substantially all of the Company's assets, other change in capital structure of the Company, tender offer for shares of Stock, or a change in control of the Company (as defined by the Committee in the applicable Stock Incentive Agreement) the Committee may make such adjustments with respect to awards and take such other action as it deems necessary or appropriate, including, without
      limitation,   the  substitution  of  new  awards,  or  the  adjustment  of
      outstanding   awards,   the   acceleration  of
      awards, the removal of restrictions on outstanding awards, or the termination of outstanding awards in exchange for the cash value determined in good faith by the Committee of the vested and/or unvested portion of the award, all as may be provided in the applicable Stock Incentive Agreement or, if not expressly addressed therein, as the Committee subsequently may determine in its sole discretion. Any adjustment pursuant to this Section 5.2 may provide, in the Committee's discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Stock Incentive, but except as set forth in this Section may not otherwise diminish the then value of the Stock Incentive. Notwithstanding the foregoing, the Committee shall not have any of the foregoing powers to the extent that the mere possession (as opposed to the exercise) of such power would result in adverse tax consequences to any Participant under Code Section 409A.

            (c) The existence of the Plan and the Stock Incentives granted pursuant to the Plan shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

      5.3 Compliance with Code. All Incentive Stock Options to be granted hereunder are intended to comply with Code Section 422, and all provisions of the Plan and all Incentive Stock Options granted hereunder must be construed in such manner as to effectuate that intent.

      5.4 Right to Terminate Employment or Service. Nothing in the Plan or in any Stock Incentive Agreement confers upon any Participant the right to continue as an officer, employee, director, or consultant of the Company or any of its Affiliates or affect the right of the Company or any of its Affiliates to terminate the Participant's employment or services at any time.

      5.5 Non-Alienation of Benefits. Other than as provided herein, no benefit under the Plan may be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so shall be void. No such benefit may, prior to receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

      5.6 Restrictions on Delivery and Sale of Shares; Legends. Each Stock Incentive is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such Stock Incentive upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Stock Incentive or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Stock Incentive may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Stock purchasable or otherwise deliverable under Stock Incentives then outstanding, the Committee may require, as a condition of exercise of any

Option or as a condition to any other delivery of Stock pursuant to a Stock Incentive, that the Participant or other recipient of a Stock Incentive represent, in writing, that the shares received pursuant to the Stock Incentive are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws. The Company may include on certificates representing shares delivered pursuant to a Stock Incentive such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

      5.7 Listing and Legal Compliance. The Committee may suspend the exercise or payment of any Stock Incentive so long as it determines that securities exchange listing or registration or qualification under any securities laws is required in connection therewith and has not been completed on terms acceptable to the Committee.

      5.8 Termination and Amendment of the Plan. The Board of Directors at any time may amend or terminate the Plan without shareholder approval; provided, however, that the Board of Directors shall obtain shareholder approval for any amendment to the Plan that increases the number of shares of Stock available under the Plan, materially expands the classes of individuals eligible to receive Stock Incentives, materially expands the type of awards available for issuance under the Plan, or would otherwise require shareholder approval under the rules of the applicable exchange. No such termination or amendment without the consent of the holder of a Stock Incentive may adversely affect the rights of the Participant under such Stock Incentive.

      5.9 Stockholder Approval. The Plan must be submitted to the stockholders of the Company for their approval within twelve (12) months before or after the adoption of the Plan by the Board of Directors of the Company. If such approval is not obtained, any Stock Incentive granted hereunder will be void.

      5.10 Choice of Law. The laws of the State of Delaware shall govern the Plan, to the extent not preempted by federal law, without reference to the principles of conflict of laws.

      5.11 Effective Date of Plan. The Plan shall become effective as of the date the Plan was approved by the Board of Directors.

      IN WITNESS WHEREOF, the Company has executed this Plan, and the Plan has become effective as of ________________, 2006.

                                    C&D TECHNOLOGIES, INC.

                                    By:___________________________

                                    Title:________________________

|_|                                             -- DETACH PROXY CARD HERE --
-----------------------------------------------------------------------------------------------------------------------------------
                                                              [X]
      Please complete, date, sign and return this       Votes must be marked
      proxy promptly, using the enclosed envelope.      in black or blue ink.
      No postage is required if mailed in the
      United States of America

The Board of Directors of C&D Technologies, Inc. recommends a vote FOR  the nominees for directors set forth in Proposal 1, FOR the Approval of the Company's 2007 Stock Incentive Plan set forth in
Proposal 2 and FOR Proposal 3.
                                                                                                                FOR AGAINST ABSTAIN

1. Election of Directors:                                                   2. Approval of the Company's 2007   |_|    |_|     |_|
                                                                               Stock Incentive Plan.

   FOR               WITHHOLD AUTHORITY             *EXCEPTIONS: FOR        3. Ratification of the appointment  |_|    |_|     |_|
   all nominees |_|  to vote for all nominees  |_|  all nominees except |_|    of PricewaterhouseCoopers LLP
   listed below      listed below                   those listed below         as the Independent registered
                                                                               public accounting firm for the
                                                                               fiscal year ending January 31,
                                                                               2007.
   Nominees: 01 William Harral, III, 02 Pamela Lewis Davies,
             03 Kevin P. Dowd, 04 Jeffrey A. Graves,                        4. In their discretion, the proxies are authorized
             05 Robert I. Harries, 06 George MacKenzie,                        to vote upon any other business that may properly
             07 John A. H. Shober, 08 Stanley W. Silverman,                    come before the meeting and any adjournment of the
             09 Ellen C. Wolf                                                  meeting.

   *EXCEPTIONS:______________________________________________________            Please sign exactly as your name appears below and
                                                                                                  fill in date.
INSTRUCTIONS: To withhold authority for any nominee, write the name of the nominee(s) in the space provided.

                                                                           For address change or comments see reverse side |_|

  -------                                                                      ---------------------------------------------------
 |
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 |                                                                             SCAN LINE
 |                                                                             ---------------------------------------------------

                                                                               ---------------------------------------------------

                                                                               Please sign exactly as your name appears on the
                                                                               proxy and fill in the date. If you are signing in
                                                                               a representative capacity (for example as
                                                                               attorney, executor, administrator, guardian,
                                                                               trustee, or the officer or agent of a company),
                                                                               you should indicate your name and title or
                                                                               capacity. If you hold the stock in custody for a
                                                                               minor (for example under the Uniform Transfers to
                                                                               Minors Act), you should sign as custodian, not
                                                                |              the minor. If you hold this stock in joint
                                                                |              ownership with another person or persons, one
                                                                |              owner may sign on behalf of all the owners.
                                                                |
                                                       ---------        -----------------------------------   ---------------------
                                                                            Date      Share Owner sign here    Co-Owner sign here

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                                      PROXY
                             C&D TECHNOLOGIES, INC.

           1400 Union Meeting Road, Blue Bell, Pennsylvania 19422-0858 Solicited by the Board of Directors for the Annual Meeting of Stockholders
                         To Be Held at Normandy Farm on
                             Thursday, June 1, 2006

The undersigned hereby appoints Ian J. Harvie, and James D. Dee, or either of them, with the power of substitution, as proxies and hereby authorizes them to represent and to vote, as designated on the other side, all shares of Common Stock of C&D Technologies, Inc. held of record by the undersigned at the close of business on April 20, 2006, at the Annual Meeting of Stockholders to be held on Thursday, June 1, 2006, and at any adjournment of that meeting.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTORS SET FORTH IN PROPOSAL 1, FOR THE APPROVAL OF THE COMPANY'S 2007 STOCK INCENTIVE PLAN SET FORTH IN PROPOSAL 2 AND FOR PROPOSAL 3.

      (Continued and to be signed on the other side)

                                            C&D TECHNOLOGIES, INC.
                                            P.O. BOX 11269
                                            NEW YORK, N.Y. 10203-0269

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